Exhibit 10.1

Execution Version

RECLASSIFICATION AGREEMENT

BY AND AMONG

MSC INDUSTRIAL DIRECT CO., INC.

AND

PERSONS NAMED HEREIN

Dated as of June 20, 2023

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

i

Schedule A – Covered Shares Ownership Overview

Exhibit A – List of Shareholders

Exhibit B – Lock-Up Arrangements

Annex A – Form of Joinder Agreement

Annex B – Form of Amended and Restated Certificate of Incorporation

Annex C – Form of Shareholders Proxy

Annex D – Form of Third Amended and Restated By-Laws

Annex E – Form of Amended Board Corporate Governance Guidelines

Annex F – Form of Amended Nominating and Corporate Governance Committee Charter

Annex G – Form of Registration Rights Agreement

ii

This RECLASSIFICATION AGREEMENT (this “Agreement”) is made and entered into as of June 20, 2023, by and among MSC Industrial Direct Co., Inc., a New York corporation (the “Company”), Mitchell Jacobson, Erik Gershwind, Marjorie Gershwind Fiverson, Stacey Bennett, MSM 2019 Trust and each of the other persons named herein on Exhibit A executing a joinder agreement in the form attached hereto as Annex A (each a “Shareholder” and, collectively, the “Shareholders”).

WHEREAS, as of June 16, 2023, there were 47,398,085 shares of Class A Common Stock of the Company, $0.001 par value per share (the “Class A Common Stock”), issued and outstanding and 8,654,010 shares of Class B Common Stock of the Company, $0.001 par value per share (the “Class B Common Stock”), issued and outstanding;

WHEREAS, as of the date hereof, each Shareholder is the record holder of, or beneficially owns, the number of shares of Company capital stock as set forth opposite his, her or its name on Schedule A hereto;

WHEREAS, the board of directors of the Company (the “Board”) has established a special committee of the Board, consisting solely of certain directors of the Company who are independent of and disinterested from, in all material respects, the holders of shares of Class B Common Stock (the “Special Committee”), for the purpose of reviewing, evaluating and, if applicable, negotiating the terms of a reclassification of the shares of Class B Common Stock and related aspects of such reclassification;

WHEREAS, the Special Committee has received the opinion of Evercore Group L.L.C. (“Evercore”), outside financial advisor to the Special Committee, dated as of June 20, 2023, to the effect that, as of the date of the opinion, and based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Evercore set forth in the written opinion, the Exchange Ratio in the Reclassification is fair, from a financial point of view, to the Unaffiliated Class A Holders (solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock);

WHEREAS, the Special Committee has, among other things, unanimously (i) determined that the Amended and Restated Certificate of Incorporation, this Agreement, the other Transaction Documents, the Reclassification and the other transactions contemplated by this Agreement are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Class A Holders; (ii) approved the Amended and Restated Certificate of Incorporation, this Agreement, the other Transaction Documents, the Reclassification and the other transactions contemplated by this Agreement; (iii) recommended that the Board approve the Amended and Restated Certificate of Incorporation, this Agreement, the other Transaction Documents, the Reclassification and the other transactions contemplated by this Agreement and declare that the Amended and Restated Certificate of Incorporation, this Agreement, the other Transaction Documents, the Reclassification and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders; (iv) recommended that the Board have the Company enter into this Agreement and the Shareholders Proxy; and (v) recommended, subject to Board approval, that the Board (a) submit the approval and adoption of the Amended and Restated Certificate of Incorporation to the shareholders of the Company and (b) resolve to recommend that the shareholders of the Company approve and adopt the Amended and Restated Certificate of Incorporation;

WHEREAS, on June 20, 2023, the Board, following receipt of the unanimous recommendation of the Special Committee, among other things, (i) approved the Amended and Restated Certificate of Incorporation, this Agreement, the other Transaction Documents, the Reclassification and the other transactions contemplated by this Agreement; (ii) declared that the Amended and Restated Certificate of Incorporation, this Agreement, the other Transaction Documents, the Reclassification and the other transactions contemplated by this Agreement are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Class A Holders; (iii) resolved to have the Company enter into this Agreement and the Shareholders Proxy; (iv) resolved to submit the approval and adoption of the Amended and Restated Certificate of Incorporation to the shareholders of the Company; and (v) resolved to recommend that the shareholders of the Company approve and adopt the Amended and Restated Certificate of Incorporation (the “Company Board Recommendation”);

WHEREAS, at the Reclassification Effective Time, in accordance with the terms and conditions set forth herein, each share of Class B Common Stock issued and outstanding immediately prior to the Reclassification Effective Time, without any action on the part of the Company or the holder thereof, shall be reclassified, exchanged, and converted into 1.225 shares of Class A Common Stock (such ratio of 1:1.225, the “Exchange Ratio”);

WHEREAS, each of the parties hereto intends for U.S. federal income tax purposes that (a) this Agreement constitutes, and is hereby adopted as, a “plan of reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986 (the “Code”) and U.S. Department of the Treasury regulations promulgated thereunder, (b) the Reclassification will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (c) the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code (clauses (a)-(c), collectively, the “Intended Tax Treatment”); and

WHEREAS, the parties intend that the irrevocable appointment of proxies by the Shareholders pursuant to the Shareholders Proxy be coupled with an interest by virtue of the Shareholders’ entering into this Agreement, and the voting obligations contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth in this Agreement, the Company and the Shareholders agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1           Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Transaction” means a transaction or series of related transactions involving (a) any direct or indirect purchase or other acquisition by a third party of Company Securities representing fifty percent (50%) or more of the total outstanding voting power of the Company after giving effect to the consummation of such transaction or series of related transactions; (b) any direct or indirect purchase or other acquisition by a third party of fifty percent (50%) or more of the Company’s consolidated assets as determined on a fair market value basis; or (c) any direct or indirect purchase or other acquisition by a third party of fifty percent (50%) or more of the Company’s consolidated revenue, in each case excluding any such transaction in which a Family-Related Person or his, her or its Affiliates is the direct or indirect purchaser.

“Activist” means, as of any date of determination, a Person (other than any Family-Related Persons) that (A) has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the three-year period immediately preceding such date of determination, and in each case with respect to the Company or any of the Company Securities (a) made, engaged in or has been a participant in any “solicitation” of “proxies”, as such terms are used in the proxy rules of the SEC promulgated under Section 14 of the Exchange Act, in order to (i) vote or knowingly influence any Person with respect to the voting of any equity securities of the Company, including in connection with a proposed change of control or other extraordinary corporate transaction not approved (at the time of the first such proposal) by the Board, (ii) call or seek to call a meeting of the shareholders of the Company not approved (at the time of the first such action) by the Board, (iii) initiate any proposal for action by shareholders of the Company not approved or initially publicly opposed by the Board, or (iv) seek election to, or to place a representative on, the Board, or seek the removal of a director from the Board, in each case which election or removal was not recommended or approved (at the time such election or removal was first sought) by the Board, (b) otherwise acted, alone or in concert with others, to seek to control or influence the management or board of directors of the Company (provided, that this clause (b) is not intended to include the activities of any officer or member of the Board, to the extent such activities are taken in good faith solely in his or her capacity as an officer or director of the Company), (c) commenced a tender offer to acquire Company Securities that was not approved (at the time of commencement) by the Board, or (d) publicly disclosed any intention, plan or arrangement to do any of the foregoing, or (B) has been identified as an activist investor on the most-recently available “SharkWatch 50” list or, in the event that the “SharkWatch 50” list is no longer published, on a substantially similar reputable published list of the most prominent activist investors regularly relied on or cited to by industry associations, public authorities or proxy advisors in the context of activism activities, or any Affiliate of the Persons under (A) or (B) above.

“Activist Event” has the meaning set forth in Section 5.6(C)(ii)(a).

“Additional Share Amount” has the meaning set forth in Section 5.6(C)(i)(a).

“Adjustment Transaction” means, with respect to Class A Common Stock and/or Class B Common Stock (as applicable) any stock split, reverse stock split, stock dividend or stock distribution, issuances of any securities convertible to Class A Common Stock and/or Class B Common Stock (as applicable) or any other reorganization, recapitalization, reclassification, combination, exchange of shares or other similar recapitalization transactions with respect to Class A Common Stock and/or Class B Common Stock (as applicable). For the avoidance of doubt, in no event shall the Reclassification be deemed to be an Adjustment Transaction.

“Affiliate” means, with respect to any person, another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

“Agent” has the meaning set forth in Section 2.4(A).

“Agreement” has the meaning set forth in the Preamble.

“Amended Board Corporate Governance Guidelines” has the meaning set forth in Section 5.6(F).

“Amended and Restated By-Laws” means the Third Amended and Restated By-Laws in the form attached hereto as Annex D.

“Amended and Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B.

“Award” shall have the meaning given to such term in the applicable Omnibus Plan.

“Award Agreement” shall have the meaning given to such term in the applicable Omnibus Plan.

“beneficially own” and “beneficial ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act, except that such terms shall also include options, warrants, swaps, derivatives, convertible securities, stock appreciation rights and other rights or instruments, whether real or synthetic.

“Board” has the meaning set forth in the Recitals.

“Business Day” means any day other than a day on which commercial banks in the State of New York are authorized or obligated by Law to remain closed.

“Class A Common Stock” has the meaning set forth in the Recitals.

“Class B Certificate Holders” has the meaning set forth in Section 2.4(B).

“Class B Common Stock” has the meaning set forth in the Recitals.

“Class B Common Stock Certificates” has the meaning set forth in Section 2.4(B).

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Code” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Board Recommendation” has the meaning set forth in the Recitals.

“Company By-Laws” has the meaning set forth in Section 3.3.

“Company Securities” means (a) any shares of capital stock or other equity interests of the Company, (b) any other securities of the Company granting voting rights, (c) any warrants, options, convertible or exchangeable securities, subscriptions, calls or other rights (including any preemptive or similar rights) to subscribe for or purchase or acquire any of the securities described in the foregoing clauses (a) and (b), or (d) any security, instrument or agreement granting economic rights or benefits based upon the value or price of, or the value or price of which is determined by reference to, any of the securities described in the foregoing clauses (a) through (c), regardless of whether such security, instrument or agreement is or may be settled in securities, cash or other assets.

“Control” has the meaning set forth in the definition of “Affiliate”.

“Covered Shares” means, with respect to each Shareholder, (a) the shares of Company capital stock or other voting capital stock of the Company that such Shareholder is the record holder of (or beneficially owns) as of the date hereof, as set forth opposite his, her or its name on Schedule A hereto and (b) any additional shares of Company capital stock or other voting capital stock of the Company that such Shareholder is the record holder of (or beneficially owns) after the date hereof (including the shares of Class A Common Stock issued to each Shareholder pursuant to this Agreement).

“Cure Period” has the meaning set forth in Section 5.6(A)(iv).

“Current Certificate of Incorporation” has the meaning set forth in Section 3.3.

“Director Rights Termination Event” has the meaning set forth in Section 5.6(A)(iv).

“Election Meeting” has the meaning set forth in Section 5.6(A)(i).

“Encumbrances” means any and all liens, charges, security interests, claims, pledges, hypothecations, encumbrances, assessments, options, deeds of trust, judgments, voting trusts, charges and other similar restrictions.

“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar Laws and (b) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at Law or in equity.

“Evercore” has the meaning set forth in the Recitals.

“Exchange Act” has the meaning set forth in Section 3.5(A).

“Exchange Ratio” has the meaning set forth in the Recitals.

“Family-Related Persons” has the meaning set forth in Section 5.6(B)(ii)(c).

“Governmental Authority” means any (a) regional, federal, state, provincial, local, foreign or international government, governmental or quasi-governmental authority, regulatory authority or administrative agency or (b) court, tribunal, arbitrator, arbitral body (public or private) or self-regulatory organization, including any stock exchange.

“Governmental Order” means any order, ruling, writ, judgment, injunction, decree, stipulation, approval, authorization or determination entered by any Governmental Authority.

“Initial Jacobson / Gershwind Family Nominees” has the meaning set forth in Section 5.6(A)(i).

“Initial Lock-Up Cap” has the meaning set forth in Section 5.6(B)(iii).

“Initial Lock-Up Period” has the meaning set forth in Section 5.6(B)(iii).

“Intended Tax Treatment” has the meaning set forth in the Recitals.

“Jacobson / Gershwind Family” means Mr. Mitchell Jacobson, Mr. Erik Gershwind, Ms. Marjorie Gershwind Fiverson, Ms. Stacey Bennett and their children, relatives or spouses and relatives of such spouses, and the MSM 2019 Trust.

“Jacobson / Gershwind Family Nominee” has the meaning set forth in Section 5.6(A)(i).

“Law” means all applicable provisions of any law (including common law), statutes, constitutions, treaties, rules, regulations, ordinances, codes or Governmental Order.

“Legal Restraint” has the meaning set forth in Section 6.1(C).

“Letter of Transmittal” has the meaning set forth in Section 2.4(B).

“Lock-Up Period” means the time period from the date hereof until the date that is two (2) years after the date hereof.

“Maximum Lock-Up Cap” has the meaning set forth in Section 5.6(B)(iii).

“NewCo” has the meaning set forth in Section 8.9.

“Non-Family Controlled Trust” means the MSM 2019 Trust.

“Non-Family Controlled Trust Share” means any share of Class A Common Stock or Class B Common Stock that is held by the Non-Family Controlled Trust.

“NYBCL” means the Business Corporation Law of the State of New York.

“NYSE” has the meaning set forth in Section 3.3.

“Omnibus Plans” means, collectively, the MSC Industrial Direct Co., Inc. 2015 Omnibus Incentive Plan and the MSC Industrial Direct Co., Inc. 2023 Omnibus Plan.

“Outside Date” has the meaning set forth in Section 7.1(D).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Preferred Stock” has the meaning set forth in Section 3.2(A).

“Proxy Statement” has the meaning set forth in Section 3.5(A).

“Reclassification” means the transactions and changes contemplated by virtue of the effectiveness of the Amended and Restated Certificate of Incorporation, as set forth in Section 2.2(B).

“Reclassification Effective Time” has the meaning set forth in Section 2.2(A).

“Registration Rights Agreement” has the meaning set forth in Section 5.6(I).

“Registration Statement” has the meaning set forth in Section 3.5(A).

“Reimbursable Expenses” has the meaning set forth in Section 5.8.

“Representative” means, with respect to any person, such person’s directors, officers, employees, agents, advisors, attorneys, accountants, members, partners and other representatives.

“Requisite Shareholder Approvals” has the meaning set forth in Section 5.1(B).

“SEC” has the meaning set forth in Section 3.3.

“Securities Act” has the meaning set forth in Section 3.5(A).

“Shareholder” or “Shareholders” has the meaning set forth in the Preamble.

“Shareholders Proxy” has the meaning set forth in Section 5.3(B).

“Shareholders’ Representative” means Mitchell Jacobson or such other Person designated pursuant to the process set forth in Section 8.11(A).

“Special Committee” has the meaning set forth in the Recitals.

“Special Meeting” has the meaning set forth in Section 3.5(A).

“Standstill Period” means the time period from and after the date hereof until the earlier of (a) the first date on which the Family-Related Persons collectively have beneficial ownership of, or are the holders of record of, less than five percent (5%) of the issued and outstanding shares of Class A Common Stock, (b) the first date on which the Family-Related Persons collectively have beneficial ownership of, or are the holders of record of, five percent (5%) or more but less than ten percent (10%) of the issued and outstanding shares of Class A Common Stock and no Jacobson / Gershwind Family Nominee (or a replacement nominee pursuant to Section 5.6(A)) is serving on the Board, (c) the first date on which the Company makes a public announcement of its entry into a definitive agreement with a third party providing for an Acquisition Transaction as described in Section 5.6(C)(ii)(b), (d) the first date on which a third party commences a tender offer of the type described in Section 5.6(C)(ii)(f) and the Board fails to publicly announce its recommendation that the Company’s shareholders reject such tender offer within ten (10) Business Days after commencement of such tender offer and (e) the occurrence of a Standstill Termination Event that has not been cured within the Cure Period.

“Standstill Termination Event” has the meaning set forth in Section 5.6(C)(ii)(g).

“Tax” or “Taxes” means any U.S. federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, statement, claim for refund, election, estimate, report, form and information return and any schedule, attachment or amendment thereto relating to Taxes.

“Transaction Documents” means this Agreement, the Shareholders Proxy, the Amended and Restated By-Laws, the Amended Board Corporate Governance Guidelines, the Amended Nominating and Corporate Governance Committee Charter and the Registration Rights Agreement.

“Transfer” means, with respect to the Covered Shares, to directly or indirectly, transfer, sell, offer to sell, contract or agree to sell, grant any option to purchase or otherwise dispose of or agree to dispose of such Covered Shares.

“Unaffiliated Class A Common Shareholder Approval” has the meaning set forth in Section 5.1(A)(iii).

“Unaffiliated Class A Holders” means those holders of shares of Class A Common Stock, excluding holders of shares of Class A Common Stock which are held, directly or indirectly, by or on behalf of the Jacobson / Gershwind Family.

“Uncertificated Class B Common Shares” has the meaning set forth in Section 2.4(B).

“Voting Cap Threshold” has the meaning set forth in Section 5.6(D).

“Voting Standard Amendment” means the amendments to the Current Certificate of Incorporation (a) to amend the requisite shareholder vote to approve mergers, asset sales, share exchanges, dissolution and certain other transactions pursuant to NYBCL Sections 903, 909, 913 and 1001 from two-thirds of the votes of all outstanding shares entitled to vote thereon to a majority of the votes of all outstanding shares entitled to vote thereon and (b) to remove the proviso in Article FOURTH(C)(I) of the Current Certificate of Incorporation, in each case of clauses (a) and (b), as set forth in the form of Amended and Restated Certificate of Incorporation, attached hereto as Annex B.

Section 1.2           Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Annexes, such reference shall be to a Section of, Exhibit to or Annex to this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “parties” shall mean the Company and the Shareholders, and the term “party” shall be deemed to refer to either the Company, on the one hand, or the Shareholders, on the other hand, as the case may be. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Except as otherwise specified, any reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified. Except as otherwise specified, any reference to Law means such Law as amended, supplemented and modified. Words in singular will be held to include the plural and vice versa and a word of one gender will be held to include the other genders as the context requires. The word “or” will not be exclusive. References to “dollars” and “$” means U.S. dollars. The parties agree that this Agreement is the product of discussions and negotiations between the parties and their respective advisors, each of the parties was represented by counsel in connection therewith and, accordingly, this Agreement and any document generated in connection herewith shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any document to be drafted.

ARTICLE II
THE CLOSING; EFFECT ON CAPITAL STOCK

Section 2.1           Closing. Unless another time, date, place or such other manner is mutually agreed in writing between the Company and the Shareholders’ Representative, the closing of the Reclassification (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022 (or at the request of either the Company or the Shareholders, by means of a virtual Closing through electronic exchange of documents and signatures), commencing at 9:00 a.m., Eastern Time, on the earliest practicable day (but no later than the third Business Day) following satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver of those conditions). The date on which the Closing occurs shall be the “Closing Date”.

Section 2.2           Reclassification of Capital Stock.

(A)           At the Closing, the Company shall file the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of New York and the Amended and Restated Certificate of Incorporation shall become effective at the time that the Amended and Restated Certificate of Incorporation has been duly filed with the Secretary of State of the State of New York, or at such later time as the Company and the Shareholders’ Representative shall agree and specify in the Amended and Restated Certificate of Incorporation (the “Reclassification Effective Time”).

(B)           At the Reclassification Effective Time, by virtue of the effectiveness of the filing of the Amended and Restated Certificate of Incorporation, each share of Class B Common Stock issued and outstanding immediately prior to the Reclassification Effective Time shall, without any action on the part of the Company or the holder thereof, be reclassified and exchanged into shares of Class A Common Stock pursuant to the Exchange Ratio. From and after the Reclassification Effective Time, shares of Class B Common Stock shall no longer be deemed to be outstanding as Class B Common Stock, and all rights of the holders of Class B Common Stock shall cease, except for the right to shares of Class A Common Stock pursuant to the Exchange Ratio and cash in lieu of fractional shares of Class A Common Stock in accordance with the Reclassification.

Section 2.3           Delivery of Consideration; No Fractional Shares. No later than the Closing Date, the Company will instruct the transfer agent to create book-entries in respect of each share of Class A Common Stock into which the issued and outstanding shares of Class B Common Stock have been exchanged for and reclassified pursuant to the Reclassification, which shares of Class A Common Stock shall be uncertificated. No fractional shares of Class A Common Stock shall be issued in the Reclassification. All fractional shares of Class A Common Stock that a holder of shares of Class B Common Stock would otherwise be entitled to receive as a result of the Reclassification shall be aggregated and, if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined as follows: the Agent shall (i) aggregate such fractional interests; (ii) sell the shares resulting therefrom; and (iii) allocate and distribute the net proceeds received from such sale (after deducting commissions and other expenses arising from such sale), without interest, among the holders of the fractional interests as their respective interests appear.

Section 2.4           Agent Arrangements.

(A)           Prior to the Closing, subject to Section 2.4(C), the Company shall enter into an agreement with a bank, trust company or other appropriate service provider (the “Agent”) on terms reasonably acceptable to the Shareholders’ Representative, which agreement shall provide, among other things, for the replacement of the Class B Common Stock Certificates (or, in the case of shares of the Company held in book-entry form, book-entries with respect thereto) with book-entries in respect of each share of Class A Common Stock into which the issued and outstanding shares of Class B Common Stock have been exchanged and reclassified, in accordance with Section 2.2(B).

(B)           As soon as is reasonably practicable after the Reclassification Effective Time (and in any event within five Business Days of the Reclassification Effective Time), the Company shall cause the Agent to mail to each holder of record as of immediately prior to the Reclassification Effective Time of one or more certificates that immediately prior to the Reclassification Effective Time represented issued and outstanding shares of Class B Common Stock (the “Class B Common Stock Certificates,” and such holders of Class B Common Stock Certificates, the “Class B Certificate Holders”) a customary letter of transmittal that is reasonably acceptable to the Shareholders’ Representative and which shall specify that delivery shall be effected, and risk of loss and title to the Class B Common Stock Certificates shall be deemed to pass, only upon proper delivery of the Class B Common Stock Certificates (or affidavits of loss in lieu thereof together with the required indemnity) to the office of the Company or the office of any transfer agent for the Class A Common Stock, and shall contain instructions for use in effecting the surrender of the certificates for the Class B Common Stock (such letter, a “Letter of Transmittal”). Notwithstanding anything to the contrary in this Agreement, no holder of uncertificated shares of Class B Common Stock (the “Uncertificated Class B Common Shares”) will be required to deliver a Class B Common Stock Certificate or an executed Letter of Transmittal to the Agent in order to receive the Class A Common Stock into which such share of Class B Common Stock has been reclassified and exchanged that such holder is entitled to receive pursuant to Section 2.4(C) with respect to such Uncertificated Class B Common Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” regarding the book-entry transfer of such Uncertificated Class B Common Shares by the Agent (or such other evidence, if any, of transfer as the Agent may reasonably request, it being understood that the holders of Uncertificated Class B Common Shares will be deemed to have surrendered such Uncertificated Class B Common Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Agent may reasonably request), will be entitled to receive in exchange therefor, subject to Section 2.5, the Class A Common Stock into which such share of Class B Common Stock has been reclassified and exchanged for each Uncertificated Class B Common Share held by such record holder.

(C)           Upon surrender of a Class B Common Stock Certificate or Class B Common Stock Certificates to the Agent, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto by a Class B Certificate Holder, and such other documents as may be reasonably required by the Agent or the Company, the Agent shall register in the name of such Class B Certificate Holder the shares of Class A Common Stock into which each share of Class B Common Stock represented by such Class B Common Stock Certificate surrendered has been reclassified, as set forth in Section 2.2(B) and subject to Section 2.5. Until surrendered as contemplated by this Section 2.4 (or, with respect to any shares held in uncertificated book-entry form, receipt of an appropriate “agent’s message” or other electronic confirmation), each Class B Common Stock Certificate or book-entry that formerly represented a share of Class B Common Stock shall be deemed, from and after the Reclassification Effective Time, to solely represent the right to receive the Class A Common Stock into which such share of Class B Common Stock has been reclassified and exchanged, plus any cash in lieu of fractional shares (as applicable) pursuant to Section 2.3. If any Class B Common Stock Certificate shall have been lost, stolen, or destroyed, the Company or the Agent may, in its sole discretion and as a condition precedent to the registration of the shares of Class A Common Stock into which the shares of Class B Common Stock represented by such Class B Common Stock Certificate have been reclassified, require the owner of such lost, stolen or destroyed Class B Common Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such amount as the Company or the Agent may reasonably direct as indemnity against any claim that may be made against the Agent or the Company with respect to such Class B Common Stock Certificate).

(D)           No dividends or other distributions that are declared or made on the Class A Common Stock with a record date after the Reclassification Effective Time will be paid to former holders of Class B Common Stock that have been reclassified and exchanged into Class A Common Stock until such persons surrender their Class B Common Stock Certificates or take appropriate action with respect to their Uncertificated Class B Common Shares in accordance with this Section 2.4. Upon such surrender or appropriate action, there shall be paid, without interest, to the person in whose name the book-entry in respect of such share of Class A Common Stock has been made any dividends or other distributions which shall have become payable with respect to the Class A Common Stock in respect of a record date after the Reclassification Effective Time. In the event that any book-entry in respect of shares of Class A Common Stock is to be made in a name other than that in which the Class B Common Stock Certificates surrendered are registered (or, with respect to any Uncertificated Class B Common Shares, a name other than that appearing in such book-entry), it shall be a condition of the creation of such book-entry that the person making such request shall pay to the Agent any transfer or other Taxes required by reason of the registration of such shares of Class A Common Stock in a name other than that of the registered holder, or shall establish to the reasonable satisfaction of the Agent that such Tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Agent nor any party hereto shall be liable to a former holder of Class B Common Stock for any shares of Class A Common Stock or dividends or other distributions thereon delivered to a public official pursuant to any applicable escheat Laws.

Section 2.5           Tax Withholding. The Company and the Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any Taxes that are required to be deducted or withheld under applicable Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding were made.

Section 2.6           Adjustments. The Exchange Ratio shall be equitably adjusted to the extent appropriate to reflect the effect of any Adjustment Transaction with respect to Class A Common Stock or Class B Common Stock having a record date occurring on or after the date of this Agreement and prior to the Closing to provide the holders of Class B Common Stock with the same economic effect as contemplated by this Agreement prior to such Adjustment Transaction.

Section 2.7           Continuation of Awards. Each Award issued under the Omnibus Plans prior to the Reclassification Effective Time which remains outstanding as of the Reclassification Effective Time shall continue in accordance with its terms and the terms of the applicable Award Agreement evidencing the issuance of such Award. The Company shall use reasonable best efforts to carry out the continuance of each such Award issued under the Omnibus Plans prior to the Closing which remains outstanding as of the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Shareholders to enter into this Agreement, the Company hereby represents and warrants to the Shareholders as follows:

Section 3.1           Corporate Power and Authority. The Company is a duly organized and validly existing corporation under the Laws of the State of New York and in good standing with the Secretary of State of the State of New York. The Company has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement and the Shareholders Proxy. The execution, delivery and performance of this Agreement by the Company and the execution and delivery of the Shareholders Proxy by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Requisite Shareholder Approvals at a meeting of the Company’s shareholders duly called and held at which a quorum was established and the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of New York. This Agreement and the Shareholders Proxy have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each of the Shareholders) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.2           Capitalization.

(A)           As of the date hereof, the total number of shares of stock which the Company has the authority to issue is 155,000,000, consisting solely of: (i) 100,000,000 shares of Class A Common Stock; (ii) 50,000,000 shares of Class B Common Stock; and (iii) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”). As of June 16, 2023, (i) 47,398,085 shares of Class A Common Stock were issued and outstanding; (ii) 8,654,010 shares of Class B Common Stock were issued and outstanding; and (iii) no shares of Preferred Stock were issued and outstanding.

(B)           Immediately following the Reclassification Effective Time, the shares of Class A Common Stock into which the shares of Class B Common Stock are being exchanged and reclassified pursuant to the Amended and Restated Certificate of Incorporation will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights or similar rights.

Section 3.3           Conflicts; Consents and Approvals. The execution and delivery of this Agreement and the Shareholders Proxy by the Company, and, subject to the adoption of the Amended and Restated Certificate of Incorporation by the shareholders of the Company and the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of New York, the consummation of the Reclassification and the other transactions contemplated hereby and thereby by the Company do not and will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default under the Company’s certificate of incorporation in effect as of the date hereof (the “Current Certificate of Incorporation”) or the Company’s Second Amended and Restated By-Laws (the “Company By-Laws”) in effect as of the date hereof; (B) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any party to terminate, accelerate, modify or call a default under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company or any of its subsidiaries is a party (other than any compensation or similar plan or arrangement); (C) violate any Law applicable to the Company; or (D) subject to the receipt of the Requisite Shareholder Approvals, the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of New York, compliance with the Securities Act and the Exchange Act, including required filings with the U.S. Securities and Exchange Commission (the “SEC”), required filings pursuant to state securities or “blue sky” Laws and the approval by the New York Stock Exchange (the “NYSE”) of the shares of Class A Common Stock into which the Class B Common Stock shall be exchanged and reclassified by virtue of the Amended and Restated Certificate of Incorporation for listing (subject to official notice of issuance), require any action or consent or approval of, or review by, or registration or filing by the Company with, any Governmental Authority, except, with respect to clauses (B), (C) and (D), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated hereby.

Section 3.4           Board Recommendation. In accordance with the applicable provisions of the NYBCL, the Current Certificate of Incorporation and the Company By-Laws, the Board, at a meeting duly called and held, following receipt of the unanimous recommendation of the Special Committee, adopted resolutions (A) approving and declaring that the Amended and Restated Certificate of Incorporation, this Agreement, the other Transaction Documents, the Reclassification and the other transactions contemplated by this Agreement are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Class A Holders; (B) resolving to have the Company enter into this Agreement; (C) resolving to submit the approval and adoption of the Amended and Restated Certificate of Incorporation to the shareholders of the Company; and (D) resolving to make the Company Board Recommendation.

Section 3.5           Registration Statement; Proxy Statement.

(A)           The registration statement on Form S-4 to be filed with the SEC by the Company in connection with a special meeting of the Company’s shareholders (such meeting, as it may be adjourned or postponed from time to time, the “Special Meeting”) to vote upon the Amended and Restated Certificate of Incorporation (as so amended and supplemented, the “Registration Statement”), which shall include a proxy statement in connection with the Special Meeting (the “Proxy Statement”) will comply as to form, in all material respects, with the requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”) and the Securities Act of 1933 and the rules and regulations promulgated thereunder (the “Securities Act”), as the case may be, and will not, on the date of its filing or at the time the Registration Statement becomes effective under the Securities Act or on the date the Proxy Statement or any amendment or supplement thereto is mailed to the Company’s shareholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(B)           Notwithstanding Section 3.5(A), no representation or warranty is made by the Company with respect to information supplied by the Shareholders or any of their Representatives acting on the Shareholders’ behalf, in each case, expressly for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement.

Section 3.6           Special Committee Fairness Opinion. The Special Committee has received the opinion of Evercore, financial advisor to the Special Committee, dated as of the date hereof, to the effect that, as of the date of the opinion, and based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Evercore set forth in the written opinion, the Exchange Ratio in the Reclassification is fair, from a financial point of view, to the Unaffiliated Class A Holders (solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of Class B Common Stock held by such holders).

Section 3.7           Litigation. As of the execution of this Agreement on the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, at Law or in equity, or before any Governmental Authority, that would reasonably be expected to, individually or in the aggregate, prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

In order to induce the Company to enter into this Agreement, each Shareholder, severally (but not jointly) and making representations only as to himself, herself or itself, as applicable, hereby represents and warrants to the Company as follows:

Section 4.1           Title to Shares. As of the date hereof, such Shareholder is the record holder of or has beneficial ownership over, and has good and valid title to, its respective Covered Shares, as indicated on Schedule A, free and clear of liens other than as created by this Agreement or arising under generally applicable securities Laws. Such Shareholder has sole voting power, power of disposition, and power to agree, or shares such powers with another Shareholder that is a party to this Agreement, to all of the matters set forth in this Agreement, in each case with respect to its respective Covered Shares. As of the date hereof, other than the Covered Shares, such Shareholder is not the record holder, does not beneficially own and does not exercise voting discretion or control over any (A) other shares of capital stock of the Company or voting securities of the Company; (B) securities of the Company convertible into or exchangeable for shares of capital stock of the Company or voting securities of the Company; or (C) other than any equity awards or other share compensation, options or other rights to acquire from the Company any shares of capital stock of the Company, voting securities or securities convertible into or exchangeable for shares of capital stock of the Company or voting securities of the Company. Except as disclosed in the Schedule 13D filed by certain of the Shareholders prior to the date hereof and except for any such agreement or contract created by this Agreement or the Shareholders Proxy, the Covered Shares are not subject to any voting trust agreement or other contract to which such Shareholder is a party restricting or otherwise relating to the voting of the Covered Shares. Such Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Shares other than pursuant to the Shareholders Proxy.

Section 4.2           Power and Authority. If such Shareholder is an individual, such Shareholder has all requisite capacity to execute and deliver this Agreement and the Shareholders Proxy and to perform such Shareholder’s obligations hereunder. If such Shareholder is not an individual (A) such Shareholder is duly organized, validly existing and in good standing (as applicable) under the Laws of its jurisdiction of incorporation or organization; (B) such Shareholder has all requisite power and authority to execute and deliver this Agreement and the Shareholders Proxy and to perform its obligations hereunder and thereunder; and (C) the execution and delivery of this Agreement and the Shareholders Proxy by such Shareholder and the performance by such Shareholder of its obligations hereunder and thereunder have been duly and validly authorized by such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize the execution and delivery by such Shareholder of this Agreement and the Shareholders Proxy or the performance by such Shareholder of its obligations hereunder or thereunder. This Agreement and the Shareholders Proxy have been duly and validly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the Company, constitute legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their terms, subject to the Enforceability Exceptions.

Section 4.3           Conflicts; Consents and Approvals. Except for the applicable requirements of the Exchange Act, (A) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Shareholder for the execution, delivery and performance of this Agreement and the Shareholders Proxy by such Shareholder and (B) neither the execution, delivery or performance of this Agreement and the Shareholders Proxy by such Shareholder nor compliance by such Shareholder with any of the provisions hereof or thereof shall (i) if such Shareholder is not an individual, conflict with or violate any provision of the organizational documents of such Shareholder; (ii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on such property or asset of such Shareholder pursuant to, any contract to which such Shareholder is a party or by which such Shareholder or any property or asset of such Shareholder is bound or affected; or (iii) violate any Law applicable to such Shareholder or any of such Shareholder’s properties or assets except, in the case of clause (ii) or (iii), for breaches, violations or defaults that would not reasonably be expected to, individually or in the aggregate, prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated by this Agreement and the Shareholders Proxy.

Section 4.4           Litigation. As of the execution of this Agreement on the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Shareholder, threatened, against the Shareholder, at Law or in equity, or before any Governmental Authority, that would reasonably be expected to, individually or in the aggregate, prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated by this Agreement or the Shareholders Proxy.

Section 4.5           Registration Statement; Proxy Statement. Any statements made or incorporated by reference in the Registration Statement or the Proxy Statement based on information supplied by the Shareholder, or any of its Representatives acting on its behalf, in each case, for inclusion or incorporation by reference therein, will not, on the date of its filing or at the time it becomes effective under the Securities Act or on the date the Proxy Statement or any amendment or supplement is mailed to the shareholders of Company in connection with the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6           Finders’ Fees. Other than Greenhill & Co., LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Shareholders who might be entitled to any fee or commission from the Company upon consummation of the Reclassification.

ARTICLE V
COVENANTS

Section 5.1           Special Meeting. The Company shall submit to shareholders of the Company at the Special Meeting proposals seeking the approval and adoption of the Amended and Restated Certificate of Incorporation:

(A)           to effectuate the Reclassification (other than the Voting Standard Amendment), by

(i)           a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class;

(ii)          a majority of the issued and outstanding shares of Class B Common Stock entitled to vote thereon; and

(iii)         the affirmative vote of a majority of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders (such shareholder vote in subsection (iii), the “Unaffiliated Class A Common Shareholder Approval”); and

(B)           to effectuate the Voting Standard Amendment, by a vote of two-thirds of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class (collectively, clauses (A)(i), (A)(ii), (A)(iii) and this clause (B), the “Requisite Shareholder Approvals”).

The Company shall use reasonable best efforts and take all action necessary to duly call, give notice of, convene and hold or cause the Special Meeting to be held as promptly as reasonably practicable following the effectiveness of the Registration Statement. The Company will schedule the Special Meeting to be held within forty (40) days from the date of the initial mailing of the Proxy Statement (or if the Company's proxy solicitor advises that forty (40) days from the date of mailing the Proxy Statement is insufficient time to submit and obtain the Requisite Shareholder Approvals, such later date as advised by such proxy solicitor, and to which the Shareholders’ Representative consents, such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.2           Registration Statement; Proxy Materials.

(A)           The Company shall prepare and file with the SEC the Registration Statement, which shall include the Proxy Statement, as promptly as reasonably practicable after the date of this Agreement. The Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after such filing, and promptly thereafter mail the Proxy Statement to the shareholders of the Company in connection with the Special Meeting. The Proxy Statement shall include the Company Board Recommendation. The Company and the Shareholders agree that, if the Proxy Statement is required by Law to have more than one proposal with respect to the adoption and approval of the Amended and Restated Certificate of Incorporation or any other matters in connection with the Reclassification or the other transactions contemplated by this Agreement, the Company may condition the approval of any such proposal on the approval by the shareholders of the Company (based on the requisite thresholds for such other proposal) of any other such proposal.

(B)           The Company and the Shareholders’ Representative shall cooperate and consult with each other in the preparation of the Registration Statement and the Proxy Statement. Without limiting the generality of the foregoing, the Shareholders shall (i) furnish to the Company the information relating to the Shareholders required by the Exchange Act and the Securities Act to be set forth in the Registration Statement and the Proxy Statement, which information on the date of its filing or at the time the Registration Statement becomes effective under the Securities Act or on the date the Registration Statement or any amendment or supplement thereto is mailed to the shareholders or at the time of the Special Meeting, shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) cooperate with the Company in responding to any comments made by the staff of the SEC with respect thereto. The Shareholders’ Representative and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement and the Proxy Statement and any amendments or supplements thereto (which comments the Company will consider in good faith) before the filing thereof with the SEC. The Company will promptly notify the Shareholders’ Representative of the receipt of any comments from the staff of the SEC with respect to the Registration Statement or the Proxy Statement and of any request by the staff of the SEC for amendments of, or supplements to, the Registration Statement or the Proxy Statement. The Company shall have no liability for statements made in the Registration Statement or the Proxy Statement based on information or materials provided by or on behalf of the Shareholders or their Representatives expressly for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement.

(C)           The Company shall use its reasonable best efforts to (i) solicit from its shareholders proxies in favor of the approval of the Amended and Restated Certificate of Incorporation and (ii) take all other action reasonably necessary or advisable to secure the Requisite Shareholder Approvals, in each case, before the Outside Date. Subject to the requirements of applicable Law, the Company may postpone or adjourn the Special Meeting only (a) if a necessary quorum for conducting business at the Special Meeting has not been established; (b) to allow reasonable additional time for the filing and mailing of any supplement or amendment to the Proxy Statement as may be required under applicable Law and for such supplement or amendment to be disseminated and reviewed by the Company’s shareholders sufficiently in advance of the Special Meeting; (c) to allow reasonable additional time to solicit additional proxies, if and to the extent the Requisite Shareholder Approvals would not otherwise be obtained; or (d) with the prior written consent of the Shareholders’ Representative; provided, however, that, unless otherwise agreed to by the Shareholders’ Representative, the Special Meeting shall not be postponed or adjourned under clauses (a) or (c) for more than ten (10) Business Days in any single such postponement or adjournment or two (2) months in the aggregate. The Company shall advise the Shareholders’ Representative as to the aggregate tally of proxies received by the Company with respect to the Requisite Shareholder Approvals upon the reasonable request of the Shareholders’ Representative.

Section 5.3           Voting; Shareholders Proxy.

(A)           Until the earlier of (i) the Reclassification Effective Time and (ii) the termination of this Agreement pursuant to ARTICLE VII, each Shareholder hereby irrevocably and unconditionally agrees, at the Special Meeting, however called, including any postponement or adjournment thereof, in each case to the extent that such Shareholder is entitled to vote the Covered Shares:

(1)           to appear, in person or by proxy, at the Special Meeting, including any postponement or adjournment thereof, or otherwise cause the Covered Shares to be counted as present thereat for purposes of determining a quorum; and

(2)           to vote (or cause to be voted), in person or by proxy (which, if applicable, shall be returned sufficiently in advance of the deadline for proxy voting for the Company to have the reasonable opportunity to verify receipt), the Covered Shares

(i)           in favor of adopting and approving the Amended and Restated Certificate of Incorporation (including, for the avoidance of doubt, the Voting Standard Amendment) and any action reasonably requested by the Company in furtherance of the foregoing, including any proposal to postpone or adjourn any meeting of the shareholders of the Company at which the Amended and Restated Certificate of Incorporation is submitted for the consideration and vote of the shareholders of the Company to a later date (subject to the limitations in Section 5.2) if there are not sufficient votes for approval of such matters or to establish a quorum on the date on which the meeting is held;

(ii)          unless otherwise directed in writing by the Special Committee, against any action, agreement or transaction that would reasonably be expected to (x) be inconsistent with or contrary to the terms and conditions of this Agreement or the transactions contemplated hereby, including the Reclassification or (y) result in any of the conditions set forth in ARTICLE VI not being satisfied on or before the Outside Date; and

(iii)         against any other action, agreement or transaction involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent or materially impair or materially delay the consummation of the Reclassification or the other transactions contemplated by this Agreement or the performance by the Company or by the Shareholders of their respective obligations under this Agreement or the Shareholders Proxy.

(B)           Concurrently with the execution of this Agreement, the Shareholders have executed and delivered to the Company an irrevocable proxy, in the form attached hereto as Annex C (the “Shareholders Proxy”). Each Shareholder hereby represents that all proxies (other than the Shareholders Proxy), powers of attorney, instructions or other requests given by or on behalf of such Shareholder prior to the execution of this Agreement in respect of the voting of Covered Shares, if any, are not irrevocable, and each Shareholder hereby revokes (or shall cause to be revoked) any and all previous proxies, powers of attorney, instructions and other requests with respect to the Covered Shares to the extent inconsistent with the Shareholders Proxy.

(C)           In addition to the obligations of the Shareholders set forth in Section 5.6(B), the Shareholders hereby covenant and agree that (i) until the earlier of the Reclassification Effective Time or the termination of this Agreement pursuant to ARTICLE VII, the Shareholders shall collectively continue to hold the power to vote or direct the voting of at least a majority of the voting power of both (a) all of the issued and outstanding shares of Class B Common Stock and (b) all of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, when voting as a single class, and (ii) no Shareholder will knowingly take any action pursuant to Section 5.3(C) or otherwise under this Agreement that would reasonably be expected to result in the Shareholders failing to comply with this Section 5.3(C).

Section 5.4           Section 16 Matters. Prior to the Closing, the Company shall take all reasonable steps to cause the transactions contemplated by this Agreement, including any dispositions or deemed dispositions of the shares of Class B Common Stock and acquisitions or deemed acquisitions of Class A Common Stock by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be approved for exemption under Rule 16b-3 promulgated under the Exchange Act.

Section 5.5           Public Announcement. The parties hereby approve of the issuance of the public announcement of this Agreement as previously reviewed and agreed among the Shareholders, the Company and the Special Committee. The parties hereto shall obtain the consent of the other, not to be unreasonably withheld, before issuing any other press release or making any other public announcement or communication with respect to this Agreement or the transactions contemplated hereby; provided, that the prior consent of the Company (in the case of a public announcement or communication by the Shareholders) or the Shareholders’ Representative (in the case of such announcement or communication by the Company), as applicable, shall not be required with respect to the issuance of any press release or the making of any other public announcement or communication (including in response to inquiries from the press, analysts, investors, customers or suppliers or via industry conferences or analyst or investor conference calls) that either (A) is consistent in all material respects with a press release or other public announcement or communication previously approved by the Company or the Shareholders’ Representative, as applicable, or (B) is required by applicable Law or any listing agreement with any national securities exchange; provided that, in the case of this clause (B), the Company or the Shareholders’ Representative, as applicable, shall consult with the other before issuing such press release or making such public announcement or communication, to the extent permitted by Law. Notwithstanding the foregoing, it is understood and agreed that the Proxy Statement and the Registration Statement shall be governed by Section 5.2 and not this Section 5.5.

Section 5.6           Post-Reclassification Governance Matters.

(A)           Board Nomination Rights, Procedures and Qualifications.

(i)           Following the Reclassification Effective Time, for so long as the Shareholders, collectively (including, for the avoidance of doubt, any Family-Related Person who becomes a Shareholder after the date of this Agreement pursuant to a transfer not prohibited by Section 5.6(B)), have beneficial ownership of, or are the holders of record of, ten percent (10%) or more of the issued and outstanding shares of Class A Common Stock, the Shareholders shall have the right (acting through the Shareholders’ Representative) to nominate two (2) individuals for election to the Board (it being understood that one (1) of the two (2) individuals nominated to the Board shall be Mr. Erik Gershwind for so long as Mr. Gershwind serves as the Company’s Chief Executive Officer) at any annual meeting of Company shareholders at which directors are to be elected (each such nominee, a “Jacobson / Gershwind Family Nominee” and together, the “Jacobson / Gershwind Family Nominees” and such meeting, an “Election Meeting”) in accordance with, and subject to the limitations set forth in, this Section 5.6(A). The initial Jacobson / Gershwind Family Nominees shall be Mr. Mitchell Jacobson and Mr. Erik Gershwind (the “Initial Jacobson / Gershwind Family Nominees”).

(ii)          Following the Reclassification Effective Time, for so long as the Shareholders, collectively (including, for the avoidance of doubt, any Family-Related Person who becomes a Shareholder after the date of this Agreement pursuant to a transfer not prohibited by Section 5.6(B)), have beneficial ownership of, or are the holders of record of, less than ten percent (10%) but five percent (5%) or more of the issued and outstanding shares of Class A Common Stock, the Shareholders shall have the right (acting through the Shareholders’ Representative) to nominate one (1) individual for election to the Board at any Election Meeting, which individual shall be Mr. Erik Gershwind for so long as Mr. Gershwind serves as the Company’s Chief Executive Officer.

(iii)         On and following the first date following the Reclassification Effective Time on which the Shareholders, collectively (including, for the avoidance of doubt, any Family-Related Person who becomes a Shareholder after the date of this Agreement pursuant to a transfer not prohibited by Section 5.6(B)), have beneficial ownership of, or are the holders of record of, less than five percent (5%) of the issued and outstanding shares of Class A Common Stock, the Shareholders shall no longer have any rights under this Section 5.6(A).

(iv)         Notwithstanding the nomination rights of the Shareholders in this Section 5.6(A), upon the occurrence of an uncured material breach by any or all of the Shareholders of their obligations under Section 5.6(C) (any such occurrence, a “Director Rights Termination Event”), the Shareholders shall (and without any further action) cease to have any such nomination rights and the Board shall accept the resignation of any Jacobson / Gershwind Family Nominee then serving on the Board, except that if any such material breach is capable of being cured, the Shareholders’ nomination rights shall not terminate and the Board shall not accept the resignation of any Jacobson / Gershwind Family Nominee prior to the delivery by the Company to the Shareholders’ Representative of written notice of such breach, it being agreed that the Shareholders’ nomination rights shall not terminate and the Board shall not accept the resignation of any Jacobson / Gershwind Family Nominee if such breach has been cured during the thirty (30)-day period following delivery of such notice (the “Cure Period”).

(v)          If a vacancy is created at any time by the death, retirement, resignation or removal (with or without cause) of a Jacobson / Gershwind Family Nominee, or in the event of the failure of such nominee to be elected, for so long as the Shareholders shall have the right to nominate any Jacobson / Gershwind Family Nominee pursuant to this Section 5.6(A), and, for the avoidance of doubt, no Director Rights Termination Event has occurred that has not been cured within the Cure Period, the Shareholders shall have the right (acting through the Shareholders’ Representative) to nominate a replacement with respect to such nominee. The Company shall take all action reasonably available to it to cause such vacancy to be filled by the replacement so nominated as promptly as reasonably practicable, and the Board shall promptly elect such nominee to the Board, in each case subject to the procedures and qualifications set forth in this Section 5.6(A). For the avoidance of doubt, for so long as the Shareholders have the right to nominate any Jacobson / Gershwind Family Nominee pursuant to this Section 5.6(A), in the event that no vacancy on the Board exists for any reason (including due to the failure of a nominated Jacobson / Gershwind Family Nominee to be elected at an Election Meeting), the size of the Board shall be increased to create a vacancy and, subject to and in accordance with the provisions of Section 5.6(A)(vii), the Company shall cause such resulting vacancy to be filled by the Jacobson / Gershwind Family Nominee.

(vi)         For so long as the Shareholders shall have the right to nominate a Jacobson / Gershwind Family Nominee pursuant to this Section 5.6(A) and, for the avoidance of doubt, no Director Rights Termination Event has occurred that has not been cured within the Cure Period, the Board shall take all action reasonably available to it to cause such individual(s) (or any replacement designated by the Shareholders’ Representative pursuant to this Section 5.6(A)) to be included in the slate of nominees recommended by the Board to the shareholders of the Company for election as directors at each Election Meeting and the Company shall use its reasonable best efforts to cause such nominees to be elected (and in any event, at least the same efforts to cause the election of such nominee(s) as it uses to cause other nominees recommended by the Board to be elected), including soliciting proxies or consents in favor of the election of such nominee(s).

(vii)        The Company’s obligations to have any Jacobson / Gershwind Family Nominee appointed to the Board, or to be nominated for election as a director at any Election Meeting pursuant to Section 5.6(A), shall, in each case, be subject to:

(a)           such nominee’s satisfaction of all applicable requirements regarding service as a director of the Company under applicable Law and stock exchange rules regarding service as a director of the Company (excluding, for the avoidance of doubt, any requirement that the nominee qualify as “independent”);

(b)           the Board not having made a determination in good faith that such nominee is demonstrably unfit for service as a public company director;

(c)           such nominee including in his or her irrevocable, conditional resignation letter (in connection with the procedures set forth in the Amended Board Corporate Governance Guidelines and the majority voting provision for uncontested director elections in the Amended and Restated By-Laws) that such nominee’s resignation will be effective upon (1) a Director Rights Termination Event and (2) the Board’s acceptance of such resignation. In addition, each such resignation letter shall specify that (x) on and following the first date following the Reclassification Effective Time on which the Shareholders, collectively (including, for the avoidance of doubt, any Family-Related Person who becomes a Shareholder after the date of this Agreement pursuant to a transfer not prohibited by Section 5.6(B)), have beneficial ownership of, or are the holders of record of, less than ten percent (10%) but five percent (5%) or more of the issued and outstanding shares of Class A Common Stock, one (1) Jacobson / Gershwind Family Nominee then serving on the Board, as applicable, shall immediately offer to resign from the Board (if the Board elects to accept such resignation) and (y) on and following the first date following the Reclassification Effective Time on which the Shareholders, collectively (including, for the avoidance of doubt, any Family-Related Person who becomes a Shareholder after the date of this Agreement pursuant to a transfer not prohibited by Section 5.6(B)), have beneficial ownership of, or are the holders of record of, less than five percent (5%) of the issued and outstanding shares of Class A Common Stock, each Jacobson / Gershwind Family Nominee then serving on the Board, as applicable, shall immediately offer to resign from the Board (if the Board elects to accept such resignation).

The Shareholders (acting through the Shareholders’ Representative) shall cooperate with the Company in good faith to identify any Jacobson / Gershwind Family Nominee (other than the Initial Jacobson / Gershwind Family Nominees) in advance of the mailing of the Company’s proxy statement for the Company’s annual meeting.

(viii)           Each Jacobson / Gershwind Family Nominee shall be entitled to at least the same indemnification and expense reimbursement rights (including pursuant to indemnification agreements) available to the other members of the Board.

(B)           Transfer Restrictions.

(i)           During the Lock-Up Period, other than pursuant to Section 5.6(B)(ii) or Section 5.6(B)(iii), the Shareholders shall not, directly or indirectly, in any single transaction or series of related transactions, Transfer any Covered Share. The Shareholders hereby authorize the Company during the Lock-Up Period to cause its transfer agent for the Covered Shares to decline to Transfer, and to note stop transfer restrictions on the stock register and other records relating to, Covered Shares for which each Shareholder is the record holder or beneficial owner (for the avoidance of doubt, the Company shall instruct the transfer agent to remove any such transfer restrictions, restrictive legends or the like in connection with any Transfer that is permissible hereunder and upon the expiration of the Lock-Up Period).

(ii)          During the Lock-Up Period (whether before or after the Reclassification Effective Time), the Shareholders may Transfer the Covered Shares (or the Non-Family Controlled Shares, in the case of Section 5.6(B)(ii)(f)):

(a)           to any of their spouses, their descendants (whether by blood or adoption), their descendants’ spouses (including any person married to one of their descendants at the time of such descendant’s death), the descendants of a spouse of their descendant (whether by blood or adoption), their siblings, the descendants of their siblings (whether by blood or adoption), or the estate of any of the foregoing persons;

(b)           to charitable foundations, trusts, corporations, partnerships and limited liability companies organized and controlled by the Jacobson / Gershwind Family or Jacobson Family Investments, Inc.;

(c)           to Jacobson / Gershwind Family trusts or other investment vehicles of the Jacobson / Gershwind Family which are for the benefit of any combination of the Persons described in clause (a) or (b) (collectively, such transferees pursuant to clause (a), (b) and this clause (c), including the Shareholders, the “Family-Related Persons”);

(d)           by gift so long as such Covered Shares are held by a Jacobson / Gershwind Family charitable foundation or similar entity as of the date hereof and Transferred to a third party charitable foundation or similar entity to satisfy any commitments in respect of, and in an amount not to exceed, any pledges in existence or pending as of the date hereof;

(e)           in the event of a death during the Lock-Up Period of (w) both Mr. Mitchell Jacobson and Ms. Kathy Jacobson, (x) both Mr. Erik Gershwind and Ms. Jackie Gershwind, (y) both Ms. Stacey Bennett and Mr. Michael Bennett or (z) Ms. Marjorie Gershwind Fiverson, in each case solely to the extent such Transfers are required for liquidity purposes to pay estate Taxes that become due under applicable Law prior to the expiration of the Lock-Up Period;

(f)           so long as (and to the extent) the proceeds of such Transfer are used to pay Taxes upon the exercise of any stock options or vesting of any equity compensation awards under the Company’s 2015 Omnibus Incentive Plan or the Company’s 2023 Omnibus Incentive Plan; and

(g)           solely with respect to Non-Family Controlled Trust Shares, the Shareholders may Transfer such Non-Family Controlled Trust Shares to third party trustees of the Non-Family Controlled Trust, and such trustees of the Non-Family Controlled Trust holding shares of Class A Common Stock received in exchange for shares of Class B Common Stock held within such trust as of the date hereof shall not be subject to the Transfer restrictions set forth in Section 5.6(B)(i); provided that the Shareholders shall use reasonable best efforts to cause such trustees to comply with the Transfer restrictions set forth in Section 5.6(B)(i) with respect to any Non-Family Controlled Trust Shares;

provided that the transferees of any Transfer pursuant to clauses (a) through (c) agree in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the applicable Transfer and voting restrictions and other terms set forth in this Agreement as if a Shareholder hereunder.

(iii)         During the Lock-Up Period but only following the Reclassification Effective Time, the Shareholders shall, collectively, be permitted to Transfer (1) up to 1.5 million Covered Shares (the “Initial Lock-Up Cap”) from the Reclassification Effective Time until the date that is one (1) year from the date hereof (the “Initial Lock-Up Period”) and (2) up to 3.0 million Covered Shares in the aggregate (the “Maximum Lock-Up Cap”) during the Lock-Up Period, in each case of clauses (1) and (2), subject to adjustment to the extent appropriate to reflect the effect of any Adjustment Transaction with respect to such Covered Shares, it being understood and agreed that:

(a)           Any Transfers by the Shareholders pursuant to Section 5.6(B)(ii)(a) through Section 5.6(B)(ii)(f) shall not count towards the Initial Lock-Up Cap or the Maximum Lock-Up Cap.

(b)           Any Transfers by the Shareholders pursuant to Section 5.6(B)(ii)(g) (to the extent any such Transfers would otherwise be in violation of any other provision of this Section 5.6(B)) shall count towards the Initial Lock-Up Cap and the Maximum Lock-Up Cap (as applicable) by the number of shares so Transferred (provided that for the avoidance of doubt, any such Transfers that are in furtherance of payment of estate Taxes in accordance with Section 5.6(B)(ii)(e) shall not count towards the Initial Lock-Up Cap and the Maximum Lock-Up Cap).

(c)           Any Transfers by the Shareholders during the Initial Lock-Up Period shall count towards the Maximum Lock-Up Cap by the number of shares so Transferred during the Initial Lock-Up Period.

(d)           (i) In the event that the closing trading price of the Class A Common Stock exceeds $120.00 per share of the Class A Common Stock as of the closing of any trading day on the NYSE (or any other stock exchange on which the Class A Common Stock is then listed) during the Initial Lock-Up Period, the Initial Lock-Up Cap shall automatically increase to 3.0 million Covered Shares in the aggregate and (ii) in the event that the closing trading price of the Class A Common Stock exceeds $120.00 per share of the Class A Common Stock as of the closing of any trading day on the NYSE (or any other stock exchange on which the Class A Common Stock is then listed) during the Lock-Up Period, the Maximum Lock-Up Cap shall automatically increase to 4.5 million Covered Shares in the aggregate, in each case of clauses (i) and (ii), subject to adjustment to the extent appropriate to reflect the effect of any Adjustment Transaction with respect to the Class A Common Stock.

(iv)         Any attempted Transfer in violation of this Section 5.6(B) shall be null and void ab initio. Each Shareholder shall comply with the terms and conditions set forth in Exhibit B. Any stock certificates representing shares of Covered Shares held by the Shareholders shall include a legend reference to these Transfer restrictions as set forth in this Section 5.6(B).

(v)          Upon public announcement by the Company of its entry into a definitive agreement (which shall not include, for the avoidance of doubt, entry into a confidentiality agreement, exclusivity agreement or any other preliminary agreement with respect thereto) with a third party providing for an Acquisition Transaction, the restrictions in this Section 5.6(B) shall fall away and be of no further force or effect.

(C)           Standstill.

(i)           Standstill Generally. During the Standstill Period, each Shareholder will not, and will cause each Family-Related Person to not, other than in any such Shareholder’s capacity as a member of the Board or as an officer of the Company, and will use its reasonable best efforts to cause its Representatives that are acting on their behalf to not, in each case, directly or indirectly, except with the prior written approval of the Board (excluding any Jacobson / Gershwind Family Nominees):

(a)           except to the extent permitted pursuant to Section 5.6(C)(ii)(b), Section 5.6(C)(ii)(c), Section 5.6(C)(ii)(d), Section 5.6(C)(ii)(e) or Section 5.6(C)(ii)(f), acquire, offer or propose to acquire, by purchase or otherwise, any Company Securities, other than shares of Class A Common Stock acquired pursuant to (1) the Reclassification and (2) annual compensation grants or other equity compensation to such Shareholders as a result of their status as a member of the Board or as an executive officer of the Company; provided that nothing in this Section 5.6(C)(i)(a) shall prohibit the Family-Related Persons from collectively holding up to (or acquiring up to, as the case may be), the greater of (x) an aggregate number of shares of Class A Common Stock equal to the sum of (a) the number of shares of Class A Common Stock collectively held by the Family-Related Persons as of immediately following the Reclassification Effective Time, subject to adjustment to the extent appropriate to reflect the effect of any Adjustment Transaction with respect to such shares of Class A Common Stock, plus (b) three percent (3.0%) of the total number of issued and outstanding shares of Class A Common Stock as of immediately following the Reclassification Effective Time (such sum, the “Additional Share Amount”) and (y) an aggregate number of shares of Class A Common Stock that is at any time of determination equal to the percentage of the total number of issued and outstanding shares of Class A Common Stock that the Additional Share Amount represents as of immediately following the Reclassification Effective Time relative to the total number of issued and outstanding shares of Class A Common Stock as of immediately following the Reclassification Effective Time. For the avoidance of doubt, (x) any shares of Class A Common Stock acquired by the Shareholders pursuant to the Reclassification shall count in the calculation of the Additional Share Amount and (y) any shares of Class A Common Stock issued to Mr. Erik Gershwind following the Reclassification Effective Time as a result of the vesting of unvested stock options or any equity compensation awards under the Company’s 2015 Omnibus Incentive Plan or the Company’s 2023 Omnibus Incentive Plan shall not be counted in the calculation of the Additional Share Amount;

(b)           except to the extent permitted pursuant to Section 5.6(C)(ii)(a), (1) make, or in any way participate in, directly or indirectly, any “solicitation” (as such term is defined in Rule 14a-1 under the Exchange Act, including any otherwise exempt solicitation pursuant to Rule 14a-2(b) under the Exchange Act but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) of proxies or consents to vote or refrain from voting any Company Securities; (2) call or seek to call a meeting of shareholders or otherwise seek to influence the timing of any meeting of shareholders; (3) solicit consents from shareholders or otherwise act or seek to act by written consent; or (4) seek to advise or influence in any manner whatsoever any person with respect to the voting of any Company Securities;

(c)           other than (1) to effectuate the nomination and election of the Jacobson / Gershwind Family Nominees (or any replacement nominee) pursuant to and in accordance with Section 5.6(A) or (2) such actions that are consistent with the Board’s public recommendation on any director nomination or shareholder proposal, and except to the extent permitted pursuant to Section 5.6(C)(ii)(a), seek the election or removal of any member of the Board (including through any “withhold” or similar campaign) or submit, initiate, participate in or encourage any director nomination or shareholder proposal with respect to the Company;

(d)           except to the extent permitted pursuant to Section 5.6(C)(ii)(b), Section 5.6(C)(ii)(c), Section 5.6(C)(ii)(d), Section 5.6(C)(ii)(e) or Section 5.6(C)(ii)(f), act, whether alone or with others, to propose or seek to propose any merger, share exchange, business combination, tender or exchange offer, restructuring, recapitalization, liquidation or similar transaction of or involving, or any sale or other disposition or acquisition of any part of the consolidated assets of, the Company;

(e)           except to the extent permitted pursuant to Section 5.6(C)(ii)(b), Section 5.6(C)(ii)(c), Section 5.6(C)(ii)(d), Section 5.6(C)(ii)(e) or Section 5.6(C)(ii)(f), solicit, initiate, knowingly encourage or knowingly facilitate, or negotiate with any person(s) with respect to any merger, share exchange, business combination, tender or exchange offer, restructuring, recapitalization, liquidation or similar transaction of or involving, or any sale or other disposition or acquisition of any part of the consolidated assets of, the Company;

(f)           except to the extent permitted pursuant to Section 5.6(C)(ii)(a), otherwise act, alone or in concert with others, to seek to change, control or influence, in any manner, management, the Board governing documents, policies or affairs, in each case, of or with respect to the Company or any of its subsidiaries;

(g)           deposit any Company Securities in a voting trust or similar arrangement or enter into or subject any Company Securities to any voting agreement or similar arrangement, other than this Agreement;

(h)           except to the extent permitted pursuant to Section 5.6(C)(ii)(c), Section 5.6(C)(ii)(d), Section 5.6(C)(ii)(e) and Section 5.6(C)(ii)(f), act as a financing source for, or facilitate any financing by, any other Person(s) in connection with any of the foregoing;

(i)           take any action in pursuit of any of the types of matters set forth in this Section 5.6(C)(i) which would, or would reasonably be expected to, require the Company or any Family-Related Person to make a public disclosure, announcement or filing regarding any of the types of matters set forth in this Section 5.6(C)(i) or in response thereto;

(j)           except to the extent permitted pursuant to Section 5.6(C)(ii)(c), Section 5.6(C)(ii)(e) and Section 5.6(C)(ii)(f), make any public proposal or public statement or publicly disclose any intention, plan or arrangement, or enter into any negotiations, arrangements or understandings with any Person(s), which are inconsistent with any of the foregoing;

(k)           advise, knowingly assist, knowingly encourage or direct any Person to do any of the foregoing;

(l)            form or join a group (within the meaning of Section 13(d)(3) of the Exchange Act) with any person(s) in connection with the taking of any action set forth in this Section 5.6(C), or act together with or knowingly encourage any Person or group in taking any such actions;

(m)           make any request to the Company or its Representatives, directly or indirectly, to amend or waive any provision of this Section 5.6(C); or

(n)           contest the validity of this Section 5.6(C) or make any request to amend, waive or terminate any provision of this Section 5.6(C) that would reasonably be expected to require the Company or the Shareholders to publicly disclose such request;

provided, that this Section 5.6(C)(i) shall not:

(a)           prevent a private communication by the Shareholders to the Board that would not otherwise violate Section 5.6(C)(i)(d) or Section 5.6(C)(i)(e), in each case so long as such communication is made directly to the Board on a confidential basis that would not reasonably be expected to require the Company or the Shareholders to make a public disclosure, announcement or filing in respect thereof; or

(b)           apply (1) in any compelled testimony or production of information in response to applicable Law, or (2) to any disclosure that such party reasonably believes, after consultation with its outside counsel, to be legally required by applicable Law; provided that the exception set forth in this clause (2) shall not permit a Family-Related Person to knowingly take an action or omission that is otherwise prohibited by Section 5.6(C)(i) if such action or omission would reasonably be expected to result in such Person being required to make a public disclosure, announcement or filing (including pursuant to Section 13(d) of the Exchange Act) in connection with any of the matters in Section 5.6(C)(i);

(ii)           Certain Permitted Actions; Standstill Fallaway Events.

(a)           Activist Event. In the event that (1) the Company or the Board receives a proposal or other written documentation that is publicly disclosed or made publicly available with respect to the nomination, election or removal of a Board member by an Activist, (2) an Activist makes, engages in or is a participant in any “solicitation” of “proxies”, as such terms are used in the proxy rules of the SEC promulgated under Section 14 of the Exchange Act, in order to (i) vote, or advise or knowingly influence any Person with respect to the voting of, any equity securities of the Company, (ii) call or seek to call a meeting of the shareholders of the Company not approved (at the time of the first such action) by the Board or (iii) initiate any proposal for action by shareholders of the Company initially publicly opposed by the Board, (3) an Activist otherwise acts, alone or in concert with others, to seek to control or influence the management or board of directors of the Company (provided that this clause (3) is not intended to include the activities of any officer or member of the Board, to the extent such activities are taken in good faith solely in his or her capacity as an officer or director of the Company), or (4) the Company enters into a definitive settlement agreement with respect to the nomination of a Board member or similar such arrangement with an Activist (each of the activities in clauses (1) through (4), an “Activist Event”), the Shareholders shall be permitted to seek to nominate and elect Board members and take actions otherwise prohibited by Section 5.6(C)(i) to the extent such actions are in connection with opposing, preventing, deterring or mitigating the effects of such Activist Event. For the avoidance of doubt, the receipt of a shareholder proposal from any Person (other than any Person described in prong (B) of the definition of “Activist”) pursuant to Rule 14a-8 under the Exchange Act (or taking actions in pursuit thereof) without any other actions to conduct a solicitation or to seek to control or influence the Board or the management of the Company shall not be deemed to be an Activist Event;

(b)           Announcement of Definitive Acquisition Transaction Agreement. In the event the Company makes a public announcement of its entry into a definitive agreement (which shall not include, for the avoidance of doubt, entry into a confidentiality agreement, exclusivity agreement or any other preliminary agreement with respect thereto) with a third party providing for an Acquisition Transaction, Section 5.6(C)(i) shall immediately fall away and be of no further force or effect;

(c)           Unsolicited Public Offer for Acquisition Transaction. In the event that a third party makes a public offer with respect to an Acquisition Transaction and the Company engages with the prospective third party acquirer by furnishing material confidential information regarding the Company or its subsidiaries pursuant to a confidentiality agreement with such third party acquirer, entering into price negotiations with such party or taking other material actions in bona fide negotiations with such party, the Shareholders shall be permitted to (1) make and pursue (publicly or otherwise) a competing acquisition proposal and (2) take related actions (including, for the avoidance of doubt, taking actions to arrange third party debt and/or equity financing in connection therewith, as applicable, including with equity investors) otherwise prohibited by Section 5.6(C)(i), in each case with respect to this clause (2), to the extent in furtherance of clause (1);

(d)           Unsolicited Private Offer for Acquisition Transaction. In the event that a third party makes a non-public offer to the Board with respect to an Acquisition Transaction and the Company engages with the prospective third party acquirer by furnishing material confidential information regarding the Company or its subsidiaries pursuant to a confidentiality agreement with such third party acquirer, entering into price negotiations with such party or taking other material actions in bona fide negotiations with such party, (1) the Company shall promptly notify the Shareholders (through the Shareholders’ Representative) that the foregoing has occurred, (2) the Shareholders shall be permitted to privately make and pursue a competing acquisition proposal, (3) to the extent the Shareholders seek to make and pursue such competing acquisition proposal, the Company shall provide a substantially similar opportunity to pursue such competing proposal to the Shareholders as to any such third party acquirer (including by providing access to any sale process undertaken by the Company with respect to any such acquisition, entering into a customary confidentiality agreement, promptly furnishing any confidential information regarding the Company or its subsidiaries that was provided to any such third party, and providing substantially similar access to diligence information as provided to any such third party), and (4) the Shareholders shall be permitted to take related actions (including, for the avoidance of doubt, taking actions to arrange third party debt and/or equity financing in connection therewith, as applicable, including with equity investors, without regard for whether any such third party acquirer takes such actions to arrange third party financing) otherwise prohibited by Section 5.6(C)(i), in each case with respect to this clause (4), to the extent in furtherance of clause (2).

(e)           Material Adverse Impact on Shareholder Acquisition Process. In the event the Company fails to take reasonable actions to provide the Shareholders such substantially similar opportunity to pursue a competing acquisition proposal in connection with Section 5.6(C)(ii)(d) (taking into account the terms and conditions, necessary approvals and deal certainty, of such competing proposal and any third party proposal with respect to an Acquisition Transaction) and such failure materially and adversely affects the Shareholders relative to other potential acquirers with respect thereto, the Shareholders shall be permitted to (1) make and pursue (publicly or otherwise) a competing acquisition proposal and (2) take related actions (including, for the avoidance of doubt, taking actions to arrange third party debt and/or equity financing in connection therewith, as applicable, including with equity investors, without regard for whether any such third party acquirer takes such actions to arrange third party financing) otherwise prohibited by Section 5.6(C)(i), in each case with respect to this clause (2), to the extent in furtherance of clause (1).

(f)           Tender Offer. In the event that a third party commences (within the meaning of Rule 14d-2 of the Exchange Act) a tender offer that, if consummated, would result in such third party beneficially owning fifty percent (50%) or more of the issued and outstanding Class A Common Stock, and within ten (10) Business Days after commencement of such tender offer, the Board fails to publicly announce its recommendation that the Company’s shareholders reject such tender offer, Section 5.6(C)(i) shall immediately fall away and be of no further force or effect.

(g)           Material Breach. Upon the occurrence of an uncured material breach by the Company or the Board of their obligations under Section 5.6(A) (any such occurrence, a “Standstill Termination Event”), Section 5.6(C) shall fall away and be of no further force or effect, except that if any such material breach is capable of being cured, Section 5.6(C) shall not fall away prior to the delivery by the Shareholders’ Representative to the Company of written notice of such breach, it being agreed that Section 5.6(C) shall continue to be of force and effect if such breach has been cured within the Cure Period.

(D)           Voting Restrictions. For so long as the Family-Related Persons beneficially own fifteen percent (15%) or more of the issued and outstanding shares of Class A Common Stock at any time following the Reclassification Effective Time (the “Voting Cap Threshold”), each Shareholder shall (and, to the extent necessary to comply with the obligations set forth in this Section 5.6(D), shall cause the Family-Related Persons to), on each matter brought to a vote at each annual or special meeting of the Company’s shareholders, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the Company’s shareholders, grant an irrevocable proxy authorizing the Company to vote such Shareholder’s or other Family-Related Person’s pro rata portion of shares of Class A Common Stock beneficially owned in excess of the Voting Cap Threshold (calculated as (x) (i) the number of shares of such Shareholder’s or other Family-Related Person’s beneficially owned Class A Common Stock divided by (ii) the total number of Class A Common Stock shares held by all the Shareholders and other Family-Related Persons multiplied by (y) the total number of Class A Common Stock Shares held by all the Shareholders and other Family-Related Persons in excess of the Voting Cap Threshold) in proportion to the votes of the other holders (i.e., excluding any Shareholders and other Family-Related Persons) of Class A Common Stock entitled to vote and that do in fact vote on such matter.

(E)           Adoption of Amended and Restated By-Laws. The Board shall resolve to amend and restate the Company By-Laws, effective as of the Reclassification Effective Time (the “Amended and Restated By-Laws”), in the form set forth in Annex D.

(F)           Adoption of Amended Board Corporate Governance Guidelines. The Board shall resolve to amend and restate the Board Corporate Governance Guidelines, effective as of the Reclassification Effective Time (the “Amended Board Corporate Governance Guidelines”), in the form set forth in Annex E.

(G)           Adoption of Amended Nominating and Corporate Governance Committee Charter. The Board shall resolve to amend and restate the Nominating and Corporate Governance Committee Charter, effective as of the Reclassification Effective Time, in the form set forth in Annex F.

(H)           Post-Reclassification Ownership. On and following the Reclassification Effective Time, in the event that the Family-Related Persons become the record holder or acquire beneficial ownership of, or acquire the power to vote or direct the voting of, any Company Securities, such Family-Related Person(s) shall promptly (but, in no event, later than two (2) Business Days after the date of acquisition) notify the Company of such additional Company Securities, and such Company Securities shall, without further action of the parties, be deemed Covered Shares subject to the provisions of this Agreement and such Company Securities shall automatically become subject to the terms of this Agreement.

(I)             Registration Rights Agreement. At the Reclassification Effective Time, the Company and the Shareholders agree that each of the Company and the Shareholders to be party thereto will enter into a registration rights agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Annex G.

Section 5.7           Tax Matters. The parties hereto will prepare and file all Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a change in applicable Law after the date hereof or a “determination” within the meaning of Section 1313(a) of the Code.

Section 5.8           Shareholders’ Expenses. Promptly following the Closing Date, the Company shall reimburse the Shareholders for the documented out-of-pocket fees and expenses of the Shareholders incurred in connection with (x) the negotiation, execution and delivery of this Agreement and (y) the consummation of the transactions contemplated hereby, including the Reclassification (other than any claim, demand, action or proceeding brought by the Company against any Shareholder for breach of this Agreement); provided that the aggregate amount payable by the Company to the Shareholders pursuant to this Section 5.8 shall not exceed $3,500,000 (the “Reimbursable Expenses”). The Company shall pay the Reimbursable Expenses promptly following receipt of the relevant written invoices.

Section 5.9           Indemnification. The Company hereby agrees, in each case to the extent permitted by applicable Law and subject to the Indemnified Party executing a customary undertaking regarding repayment of advanced expenses, to indemnify, defend and hold harmless each of the Shareholders, Family-Related Persons and the directors, managers, partners, trustees, officers, employees, agents and other representatives of the foregoing (each, an “Indemnified Party”) against any and all Losses incurred in connection with, arising out of or resulting from any Action. For the purposes hereof, (i) “Losses” shall mean any out-of-pocket costs and expenses related to an Action but not including, for clarity, any loss, liability or damage (x) pursuant to a judgment, order, decree or settlement in any such Action and (y) relating to Taxes and (ii) “Actions” shall mean any claims, demands, actions or proceedings related to this Agreement or the transactions contemplated hereby, including the Reclassification (including any of the foregoing brought by any actual or purported shareholders, directors, officers or employees of the Company related thereto), other than any claims, demands, actions or proceedings brought by the Company against any Shareholder for breach of this Agreement. For the avoidance of doubt, in the case of any Action to which an Indemnified Party is involved by reason of his or her status as a current or former director, officer or employee of the Company, such Indemnified Party shall be entitled to indemnification under this Section 5.9 to the extent permitted by applicable Law and in accordance with the applicable provisions of the Amended and Restated By-laws (or the by-laws of the Company or other applicable organizational document then in effect) and any indemnification agreement with such Indemnified Party. The Indemnified Parties shall be third-party beneficiaries of this Section 5.9.

Section 5.10         Further Assurances.

(A)           Each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all action, and do or cause to be done all things necessary, proper or advisable under applicable Law, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement.

(B)           Each of the parties hereto agrees to cooperate and use its reasonable best efforts to contest and resist any administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect that restricts, prevents or prohibits the consummation of any of the transactions contemplated by this Agreement.

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.1           Conditions to Each Party’s Obligation. The respective obligation of each party to effect the Reclassification shall be subject to the satisfaction or, to the extent permitted by Law, waiver (except with respect to Section 6.1(A), which shall not be waivable) at or prior to the Closing of the following conditions:

(A)           Requisite Shareholder Approvals. The Requisite Shareholder Approvals, including the Unaffiliated Class A Common Shareholder Approval, shall have been obtained.

(B)           Registration Statement. The Registration Statement shall have been declared effective and shall be effective at the Reclassification Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

(C)           No Injunctions or Restraints. No Governmental Order issued by any court of competent jurisdiction or other Governmental Authority or other restraint or prohibition under Law (whether temporary, preliminary or permanent) preventing, prohibiting or enjoining the consummation of the Reclassification or the Amended and Restated Certificate of Incorporation from becoming effective (any of the foregoing, a “Legal Restraint”) shall have been issued or come into effect.

(D)           Listing of Shares of Class A Common Stock. The shares of Class A Common Stock into which the Class B Common Stock shall be exchanged and reclassified pursuant to the Reclassification shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 6.2           Additional Conditions to the Company’s Obligation. The obligation of the Company to effect the Reclassification shall be subject to the satisfaction or, to the extent permitted by Law, waiver at or prior to the Closing Date of the following additional conditions:

(A)           Representations and Warranties. Each of the representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date).

(B)           Performance of Obligations. The Shareholders shall have performed in all material respects all of the obligations under this Agreement and the Shareholders Proxy required to be performed by the Shareholders at or prior to the Closing.

(C)           Shareholders’ Certificate. The Company shall have received a certificate of the Shareholders’ Representative, signed by authorized persons of the Shareholders’ Representative and dated as of the Closing Date, certifying that the conditions set forth in Section 6.2(A) and Section 6.2(B) have been satisfied.

Section 6.3           Additional Conditions to the Shareholders’ Obligation. The obligations of the Shareholders to effect the Reclassification shall be subject to the satisfaction or, to the extent permitted by Law, waiver at or prior to the Closing Date of the following additional conditions:

(A)           Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date).

(B)           Performance of Obligations. The Company shall have performed in all material respects all of the obligations under this Agreement required to be performed by the Company at or prior to the Closing Date.

(C)           Officer’s Certificate. The Shareholders’ Representative shall have received a certificate of the Company, signed by an executive officer of the Company for and on behalf of the Company and dated as of the Closing Date, certifying that the conditions set forth in Section 6.3(A) and Section 6.3(B) have been satisfied.

ARTICLE VII
TERMINATION

Section 7.1           Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(A)           by mutual written consent of the Company and the Shareholders’ Representative;

(B)           by the Company, if there has been any breach by the Shareholders of any representation, warranty, covenant or agreement of the Shareholders contained in this Agreement which breach (i) would prevent the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.2 and (ii) has not been waived by the Company or, if capable of being cured, cured by the Shareholders within thirty days after the Shareholders’ receipt of written notice thereof from the Company or is incapable of being cured; provided, that the right to terminate this Agreement pursuant to this Section 7.1(B) shall not be available to the Company at any time that the Company is in material breach of any representation, warranty, covenant or agreement of the Company hereunder, which material breach has not been waived by the Shareholders or, if capable of cure, has not been cured by the Company;

(C)           by the Shareholders’ Representative, if there has been any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement which breach (i) would prevent the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.3 and (ii) has not been waived by the Shareholders or, if capable of being cured, cured by the Company within thirty days after the Company’s receipt of written notice thereof from the Shareholders or is incapable of being cured; provided, that the right to terminate this Agreement pursuant to this Section 7.1(C) shall not be available to the Shareholders at any time that the Shareholders are in material breach of any representation, warranty, covenant or agreement of the Shareholders hereunder, which material breach has not been waived by the Company or, if capable of cure, has not been cured by the Shareholders;

(D)           by the Company or the Shareholders’ Representative, if the Closing does not occur on or prior to March 20, 2024, subject to any extensions of such date as may be mutually agreed by the parties in writing (the “Outside Date”); provided, that no party shall be entitled to terminate this Agreement pursuant to this Section 7.1(D) if such party is then in breach of any representation, warranty, covenant or agreement hereunder, which breach has been the primary cause of or resulted in the failure of the transactions contemplated hereby to be consummated on or prior to the Outside Date;

(E)           by the Company or the Shareholders’ Representative, if the Requisite Shareholder Approvals shall not have been obtained at the Special Meeting; provided, that the right to terminate this Agreement pursuant to this Section 7.1(E) shall not be available to any party whose failure to fulfill any obligation under this Agreement or the Shareholders Proxy has been the primary cause of or resulted in the failure to obtain the Requisite Shareholder Approvals;

(F)           by the Company or the Shareholders’ Representative, if any permanent Legal Restraint shall have been issued or come into effect that permanently prevents, prohibits or enjoins the consummation of the Reclassification or the Amended and Restated Certificate of Incorporation from becoming effective, and such Legal Restraint shall have become final and non-appealable.

provided, however, that the Company shall not consent to or exercise any right to terminate this Agreement under this Section 7.1 unless and until such action is approved by the Special Committee.

Section 7.2           Notice of Termination. In the event of a termination by the Company or the Shareholders pursuant to this ARTICLE VII, written notice thereof shall forthwith be given to the other party, and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

Section 7.3           Effect of Termination and Abandonment. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this ARTICLE VII, this Agreement shall become void, and of no further force and effect; provided, that this Section 7.3 and ARTICLE VIII shall survive such termination. Nothing in this ARTICLE VII shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement, or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

ARTICLE VIII
MISCELLANEOUS

Section 8.1           Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, portable document format (.pdf) or other electronic transmission), each of which shall be an original, and which together shall constitute one and the same Agreement.

Section 8.2           Entire Agreement. This Agreement (including the Annexes, Exhibits and Schedules attached hereto) and the Transaction Documents constitute the entire agreement among the parties, and supersede any prior agreements, understandings, arrangements or representations, by or among the parties, written and oral, with respect to the subject matter hereof.

Section 8.3           Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced as a result of any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally intended to the greatest extent possible.

Section 8.4           Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries (except that the Special Committee shall be a third-party beneficiary of this Agreement in respect of all rights and powers afforded to the Special Committee hereunder).

Section 8.5           Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause or permit the application of Laws of any jurisdictions other than those of the State of New York. Each of the parties hereto (A) irrevocably and unconditionally submits to the exclusive personal jurisdiction of the courts of the State of New York sitting in New York County, or, if that court does not have jurisdiction, a state or federal court sitting in New York, New York (and in each case, any appellate courts thereof) in any action or proceeding arising out of or relating to this Agreement, (B) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (C) irrevocably and unconditionally agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (D) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably and unconditionally waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.8. Nothing in this Section 8.5, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.5.

Section 8.6           Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 8.7           Amendment. This Agreement may not be altered, amended or supplemented, except by an agreement in writing signed by the Company and the Shareholders’ Representative or as provided in Section 8.11(B); provided, that prior to the Reclassification Effective Time, the Company shall not agree to amend this Agreement unless and until such amendment is approved by the Special Committee; provided further that following the Reclassification Effective Time, the Company shall not agree to amend this Agreement unless and until such amendment is approved by a majority of the directors of the Company who are independent of and disinterested from, in all material respects, the Jacobson / Gershwind Family (and to the extent such amendment requires the approval of any class or classes of shareholders of the Company under applicable Law, without approval of such shareholders).

Section 8.8           Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt, requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.8):

If to the Company:

MSC Industrial Direct Co., Inc.
515 Broadhollow Road, Suite 1000
Melville, NY 11747
Attn: Neal Dongre, Vice President, General Counsel and Corporate Secretary
Email: dongren@mscdirect.com

with a copy to, which shall not constitute notice:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:        Daniel E. Wolf, P.C.

Jonathan L. Davis, P.C.

Lukas David Richards

Email:    daniel.wolf@kirkland.com

jonathan.davis@kirkland.com

lukas.richards@kirkland.com

and to:

Moore & Van Allen, PLLC
100 North Tryon Street, Suite 4700
Charlotte, NC 28202
Attn:       D. Ryan Hart

Email:    ryanhart@mvalaw.com

If to a Shareholder:

Mitchell Jacobson

c/o Jacobson Family Investments, Inc.

410 Park Avenue

New York, NY 10022

Attn:       J. Robert Small

Email:    BSmall@jfillc.com

And to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, NY 10019

Attn:        Scott A. Barshay

Andrew D. Krause

Email:     sbarshay@paulweiss.com

akrause@paulweiss.com

Section 8.9           Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by (i) the Company (whether by operation of Law or otherwise) without the prior written consent of the Shareholders and, if prior to the Reclassification Effective Time, the Special Committee, or (ii) the Shareholders (whether by operation of Law or otherwise) without the prior written consent of the Company and, if prior to the Reclassification Effective Time, the Special Committee; provided, that a merger or consolidation or other similar transaction or business combination involving the Company shall be permissible without the consent of the Shareholders hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties, and their respective successors and permitted assigns. Any assignment or purported assignment in violation of this provision shall be void and of no effect. Notwithstanding anything herein to the contrary, in the case of any Transfer of any Covered Shares by a Shareholder to any Family-Related Person that was not already a Shareholder, such transferee shall be required to become a “Shareholder” for the purposes of this Agreement by executing a joinder to this Agreement in the form attached hereto as Annex A. In any such case, such transferee shall be listed by the Shareholders’ Representative as a Shareholder on Exhibit A. Any such revision to Exhibit A hereto made in accordance with this Agreement shall not be deemed an amendment to this Agreement. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”) after the Reclassification Effective Time, whether such NewCo is existing or newly formed, including by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, then any such NewCo and the Shareholders shall enter into a shareholders agreement that provides that all applicable rights and obligations of the Shareholders (and their permitted transferees) under this Agreement (including any such rights and obligations vis-á-vis the Shareholders’ Representative) and all applicable rights and obligations of each of the Company and the Board (vis-á-vis any such NewCo and the board of directors of any such NewCo) shall, in addition to continuing to be effective in respect to the Company, continue to be in effect in respect of NewCo in accordance with the applicable terms and provisions as set forth in this Agreement, mutatis mutandis.

Section 8.10           Fees and Expenses. Except as expressly set forth herein (including Section 5.8), all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be the responsibility of, and shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated.

Section 8.11           Shareholders’ Representative.

(A)           The Shareholders hereby appoint the Shareholders’ Representative by execution of this Agreement. For so long as the Shareholders are entitled to exercise any rights or are subject to any obligations under this Agreement, the Shareholders hereby agree that the Shareholders’ Representative shall be irrevocably and exclusively authorized and empowered, with full power of substitution, to take all actions and make all decisions and determinations on behalf of the Shareholders in respect of this Agreement and the transactions contemplated hereby, including the Reclassification, including such authorization to take all actions on behalf of the Shareholders in connection with any actions, initiate, prosecute, defend and/or settle such actions, and take all actions and sign all documents necessary, convenient or advisable to accomplish any of the foregoing. Unless otherwise provided in this Agreement, no Shareholder shall be permitted to take any such actions without the prior written approval of the Shareholders’ Representative. This authority shall be deemed coupled with an interest and shall survive the death, incapacity, disability, termination, liquidation, dissolution or any other event affecting any Shareholder.

(B)           In addition to the foregoing, the rights of the Shareholders’ Representative under this Agreement are not otherwise transferable; provided that (i) in the event of the death, incapacity or resignation of Mitchell Jacobson as the Shareholders’ Representative, Erik Gershwind shall be automatically designated as the Shareholders’ Representative if he is serving as a director or officer of the Company at such time, (ii) in the event (a) that Erik Gershwind is not serving as a director or officer of the Company at the time of the death, incapacity or resignation of Mitchell Jacobson, or (b) of the death, incapacity or resignation of Erik Gershwind or any other Person acting as the Shareholders’ Representative, the Shareholders holding a majority of the issued and outstanding shares of Class A Common Stock then held by the Shareholders shall select a new representative to replace the Shareholders’ Representative (which new representative shall be a member of, or controlled by, the Jacobson / Gershwind Family) and (iii) the Shareholders holding a majority of the issued and outstanding shares of Class A Common Stock then held by the Shareholders shall at any time be entitled to remove, and in such case, replace, the Shareholders’ Representative (which new representative shall be a member of, or controlled by, the Jacobson / Gershwind Family). Notwithstanding anything to the contrary herein, the method of designation of the Shareholders’ Representative as set forth in this Section 8.11(B) may be modified by Shareholders holding a majority of the issued and outstanding shares of Class A Common Stock then held by the Shareholders upon written notice of such modification by such holders to the Company.

(C)           By execution of this Agreement, each Shareholder agrees that the Company shall be entitled to rely on any action taken by the Shareholders’ Representative on behalf of the Shareholders, and that each such action shall be binding on each Shareholder as fully as if such Shareholder had taken such action. Each Shareholder ratifies and confirms every action taken in such Shareholder’s name by the Shareholders’ Representative under this Agreement.

Section 8.12           Waiver. No failure or delay on the part of any party in exercising any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Prior to the Reclassification Effective Time, the Company shall not waive any right or condition to its obligations under this Agreement unless and until such waiver is approved by the Special Committee. Following the Reclassification Effective Time, the Company shall not waive any right or condition to its obligations under this Agreement unless and until such waiver is approved by a majority of the directors of the Company who are independent of and disinterested from, in all material respects, the Jacobson / Gershwind Family (and to the extent such waiver requires the approval of any class or classes of shareholders of the Company under applicable Law, without approval of such shareholders).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

COMPANY:

MSC INDUSTRIAL DIRECT CO., INC.

By:	/s/ KRISTEN ACTIS-GRANDE
Name: Kristen Actis-Grande
Title: Executive Vice President and Chief Financial Officer

SHAREHOLDER:

MITCHELL JACOBSON

/s/ MITCHELL JACOBSON

SHAREHOLDER:

ERIK GERSHWIND

/s/ ERIK GERSHWIND

SHAREHOLDER:

MARJORIE GERSHWIND FIVERSON

/s/ MARJORIE GERSHWIND FIVERSON

SHAREHOLDER:

STACeY BENNETT

/s/ STACEY BENNETT

[Signature page to Reclassification Agreement]

SHAREHOLDER:

MSM 2019 TRUST

By:	/s/ HARLAN KORENVAES
Name: Harlan Korenvaes
Title: Trustee

[Signature page to Reclassification Agreement]

Annex A

Form of Joinder Agreement

JOINDER AGREEMENT

June 20, 2023

Reference is hereby made to that certain Reclassification Agreement, dated as of the date hereof, by and among MSC Industrial Direct Co., Inc. and Persons named therein (the “Reclassification Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Reclassification Agreement.

1. Agreement to be Bound. Pursuant to and in accordance with the terms of the Reclassification Agreement, the undersigned hereby agrees that upon the execution of this Joinder Agreement (the “Agreement”), it shall become a Shareholder that is party to the Reclassification Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Reclassification Agreement applicable to Shareholders as though an original party thereto.

2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause or permit the application of Laws of any jurisdictions other than those of the State of New York.

3. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, portable document format (.pdf) or other electronic transmission), each of which shall be an original, and which together shall constitute one and the same Agreement.

4. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

5. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

SHAREHOLDER:

ACCEPTED AND AGREED TO:

COMPANY:

MSC INDUSTRIAL DIRECT CO., INC.

By:
Name:
Title:

Annex B

Form of Amended and Restated Certificate of Incorporation

AGREED FORM

RESTATED CERTIFICATE OF INCORPORATION

OF

MSC INDUSTRIAL DIRECT CO., INC.

Under Section 807 of the Business Corporation Law

THE UNDERSIGNED, being the Vice President, General Counsel and Corporate Secretary of MSC Industrial Direct Co., Inc. (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is MSC Industrial Direct Co., Inc.

2.	The certificate of incorporation of the Corporation was filed by the Secretary of State of the State of New York on October 20, 1995.

3.	The text of the certificate of incorporation of the Corporation is hereby amended to effect the following changes pursuant to the Business Corporation Law of the State of New York: (a) provide for the conversion of shares of Class B Common Stock into shares of Class A Common Stock and the elimination of the Class B Common Stock; (b) prescribe the manner in which nominees for director shall be elected to the Board of Directors of the Corporation; (c) specify actions for which the affirmative vote of a majority of all outstanding shares entitled to vote thereon shall be required; and (d) change the post office address to which the Secretary of State shall mail of a copy of any process against the Corporation served upon it. In furtherance thereof, the total number of shares of all classes which the Corporation shall have authority to issue is changed from 155,000,000 to 105,000,000 as a result of the elimination of the Class B Common Stock.

4.	The amendments to and restatement of the certificate of incorporation as set forth herein were authorized by the affirmative vote of the holders of a majority of the shares entitled to vote thereon at a meeting of shareholders.

5.	The text of the certificate of incorporation of the Corporation is hereby restated as heretofore amended to read as herein set forth in full:

RESTATED CERTIFICATE OF INCORPORATION

OF

MSC INDUSTRIAL DIRECT CO., INC.

FIRST: The name of the corporation is MSC Industrial Direct Co., Inc. (the “Corporation”).

SECOND: The Corporation is formed for the following purposes:

To engage in any lawful act or activity for which corporations may be organized and to exercise powers under the Business Corporation Law of the State of New York (the “Business Corporation Law”), provided that the Corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The office of the Corporation shall be located in the County of Suffolk, State of New York.

FOURTH:

A.         Authorized Shares. The total number of shares of all classes which the Corporation shall have authority to issue is 105,000,000, consisting of (i) 100,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

B.           Voting.

(I)           In any election of directors that is not a Contested Election (as such term is defined in the by-laws of the Corporation, as amended from time to time), a nominee for director shall be elected to the Board of Directors of the Corporation if a majority of the votes cast by the holders of shares entitled to vote in the election are in favor of such nominee’s election. In any Contested Election, nominees shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. For purposes of this provision, “a majority of the votes cast” means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee, and neither “abstentions” nor “broker non-votes” shall count as votes cast for or against a nominee. In the event that a nominee fails to receive a majority of the votes cast “for” such director’s election in an election that is not a Contested Election, the Board of Directors, within its powers, may take any appropriate action, including decreasing the number of directors or filling a vacancy.

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(II)           At a meeting of shareholders, following all requisite approvals under the Business Corporation Law, the affirmative vote of a majority of all outstanding shares entitled to vote thereon shall be required to take any of the following actions:

(a) to adopt a plan of merger or consolidation in accordance with Section 903 of the Business Corporation Law or any successor provision thereto;

(b) to approve the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation in accordance with Section 909 of the Business Corporation Law or any successor provision thereto;

(c) to adopt a plan for the exchange of shares in accordance with Section 913 of the Business Corporation Law or any successor provision thereto; and

(d) to authorize the dissolution of the Corporation in accordance with Section 1001 of the Business Corporation Law or any successor provision thereto.

C.           Preferred Stock. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations prescribed by law and subject to the limitations prescribed in this Part C, to provide for the issuance of one or more series of Preferred Stock, to establish the number of shares to be included in each series and to fix the designation and the relative rights, preferences and limitations of each series. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, determination of the following:

(I)           The number of shares of Preferred Stock constituting that series and the distinctive designation of that series.

(II)          The dividend rate on the Preferred Stock of that series and whether dividends shall be cumulative and, if so, from which date or dates.

(III)         Whether the Preferred Stock of that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights.

(IV)          Whether the Preferred Stock of that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including, without limiting the generality thereof, provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine.

(V)           Whether the Preferred Stock of that series shall be redeemable and, if so, the terms and conditions of such redemption, including, without limiting the generality thereof, the date or dates upon or after which such Preferred Stock shall be redeemable and the amount per share payable in the event of redemption, which amount may vary under different conditions and at different redemption dates.

(VI)           The rights of the Preferred Stock of that series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that such Preferred Stock shall be entitled to be paid, or have set apart for payment, not less than $0.001 per share before the shares of any other class shall be entitled to be paid, or have set apart for payment, any amount.

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D.           Common Stock. The rights, preferences and limitations of the Common Stock are as follows:

(I)           Voting Rights. Subject to the limitations prescribed by law and subject to any voting rights applicable to shares of the Preferred Stock, the Common Stock shall have the sole right and power to vote on all matters on which a vote of shareholders is to be taken. In all matters, with respect to actions both by vote and by consent, each holder of shares of Common Stock shall be entitled to cast one vote in person or by proxy for each share of Common Stock standing in such holder’s name on the transfer books of the Corporation. Except as otherwise provided above and subject to the limitations prescribed by law and subject to any voting rights applicable to shares of the Preferred Stock, the holders of the shares of the Common Stock shall vote together as a single class together with the holders of any shares of the Preferred Stock which are entitled to vote, and not as a separate class.

(II)          Dividends. Subject to any preferential rights applicable to shares of the Preferred Stock, the holders of the shares of the Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions, whether in cash, stock or property, as may be declared on the Common Stock by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(III)         Conversion. The holders of the shares of the Common Stock shall not have the right to convert their shares of Common Stock into any other securities.

(IV)          Liquidation. Upon the liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Common Stock shall be entitled to receive equally, on a per share basis, the net assets of the Corporation remaining after the payment of all creditors of the Corporation and any preferential distribution to the holders of the shares of the Preferred Stock.

E.           Conversion of Class B Common Stock. Immediately upon the filing and effectiveness of this Restated Certificate of Incorporation with the Secretary of State of the State of New York (the “Effective Time”), automatically and without further action on the part of the Corporation or the holders of capital stock of the Corporation, each share of Class B Common Stock, par value $0.001 per share, of the Corporation (the “Former Class B Common Stock”), issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time shall be reclassified as, and be converted into, 1.225 validly issued, fully paid and non-assessable shares of Common Stock (the “Class B Reclassification”). The procedures for exchanging or transferring, as applicable, the certificated and book entry shares of Former Class B Common Stock following the Effective Time and for receiving the shares of Common Stock issuable in the Class B Reclassification are set forth in that certain Reclassification Agreement by and among the Corporation and the other parties thereto dated June 20, 2023, as it may be amended from time to time.

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FIFTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is 525 Harbour Place Drive, Davidson, North Carolina 28036.

SIXTH: No holder of any shares of any class shall have any preemptive right to purchase any other shares or securities of any class which may at any time be sold or offered for sale by the Corporation.

SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article SEVENTH shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719, or its successor, of the Business Corporation Law.

EIGHTH: The Corporation shall indemnify any person to the fullest extent permitted by the Business Corporation Law, as amended from time to time, for all amounts (including, without limitation, judgements, fines, settlement payments, expenses and attorneys’ fees) incurred or paid in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the Corporation or any other person or enterprise at the Corporation’s request, and shall to the fullest extent permitted by the Business Corporation Law, as amended from time to time, advance all expenses incurred or paid by such person in connection with, and until disposition of any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the Corporation or any other person or enterprise at the Corporation’s request.

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IN WITNESS WHEREOF, the undersigned has signed this Restated Certificate of Incorporation on [_], 2023.

Neal Dongre
Vice President, General Counsel and Corporate Secretary

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Annex C

Form of Shareholders Proxy

AGREED FORM

IRREVOCABLE PROXY

This IRREVOCABLE PROXY (this “Irrevocable Proxy”) is made and entered into as of June 20, 2023, by and between MSC Industrial Direct Co., Inc., a New York corporation (the “Company”), Mitchell Jacobson, Erik Gershwind, Marjorie Gershwind Fiverson, Stacey Bennett, MSM 2019 Trust and each other Person listed on Exhibit A to the Reclassification Agreement (as defined below) who delivers an executed joinder to the Reclassification Agreement as of the date hereof (each, a “Shareholder” and, collectively, the “Shareholders”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Reclassification Agreement.

WHEREAS, the Company and the Shareholders have entered into that certain Reclassification Agreement, dated as of the date hereof (the “Reclassification Agreement”), pursuant to which, among other things, each share of Class B Common Stock issued and outstanding immediately prior to the Reclassification Effective Time, without any action on the part of the Company or the holder thereof, shall be reclassified, exchanged, and converted into 1.225 shares of Class A Common Stock;

WHEREAS, pursuant to Section 5.3 of the Reclassification Agreement, the Shareholders have agreed to certain voting obligations with respect to the Covered Shares, as more specifically set forth therein, and this Irrevocable Proxy constitutes the Shareholders Proxy for purposes of the Reclassification Agreement; and

WHEREAS, the parties intend that this Irrevocable Proxy shall be a “proxy” created under and pursuant to Section 609 of the NYBCL, and that the irrevocable appointment of proxies by the Shareholders pursuant to this Irrevocable Proxy are intended to be coupled with an interest by virtue of the Shareholders’ entering into the Reclassification Agreement and the voting obligations contained therein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

PROXY

Section 1.1           Proxy. The Shareholders hereby irrevocably appoint (to the fullest extent permitted by the NYBCL) as their proxy Neal Dongre, in his capacity as an officer of the Company, and any individual who shall hereafter succeed any such officer of the Company, and any other person designated in writing by the Company (other than, for the avoidance of doubt, any Shareholder) (the “Proxies”), with full power of substitution and resubstitution in each of them, to cast on behalf of the Shareholders all votes that the Shareholders are entitled to cast with respect to the Covered Shares in accordance with Section 5.3(A) of the Reclassification Agreement at the Special Meeting, however called, including any postponement or adjournment thereof, in each case to the extent that such Shareholder is entitled to vote the Covered Shares pursuant to the Reclassification Agreement.

Section 1.2           Action by Proxies. Any instruction pursuant to the proxy and power of attorney granted in Section 1.1 may be given by any of the Proxies, acting individually.

Section 1.3           Consideration. This Irrevocable Proxy is coupled with an interest by virtue of, among other things, the voting obligations of the Shareholders set forth in the Reclassification Agreement, was given by the Shareholders to induce the Company to enter into the Reclassification Agreement and, pursuant to Section 609(f) of the NYBCL, shall be irrevocable.

ARTICLE II

COVENANTS

Section 2.1           Further Assurances. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Irrevocable Proxy.

ARTICLE III

TERM

Section 3.1           Term. The proxy granted pursuant to Section 1.1 shall be effective on the date first set forth above and shall survive until the Closing (whereupon this Irrevocable Proxy shall terminate automatically and be without further force and effect), unless terminated earlier pursuant to Section 3.2 (the “Term”). The appointment of the Proxies is intended to remain valid for the entire duration of the Term, in accordance with Section 609(b) of the NYBCL.

Section 3.2           Termination. This Irrevocable Proxy shall be terminated automatically upon the termination of the Reclassification Agreement in accordance with its terms.

ARTICLE IV

MISCELLANEOUS

Section 4.1           Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Irrevocable Proxy were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Irrevocable Proxy pursuant to Section 3.2, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Irrevocable Proxy and to enforce specifically the performance of terms and provisions of this Irrevocable Proxy, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

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Section 4.2           Successors and Assigns. Neither this Irrevocable Proxy, nor any of the rights, interests or obligations hereunder, shall be assigned by (i) the Company (whether by operation of Law or otherwise) without the prior written consent of the Shareholders and the Special Committee, or (ii) the Shareholders (whether by operation of Law or otherwise) without the prior written consent of the Company and the Special Committee; provided that a merger or consolidation involving the Company shall be permissible without the consent of the Shareholders hereunder. Subject to the preceding sentence, this Irrevocable Proxy shall be binding upon, inure to the benefit of and be enforceable by the parties, and their respective successors and permitted assigns. Any assignment or purported assignment in violation of this provision shall be void and of no effect. This Irrevocable Proxy will be binding upon the heirs, estate, executors, personal representatives, successors and assigns of each Shareholder (including any transferee of any of the Covered Shares pursuant to the Reclassification Agreement), and all authority herein conferred or agreed to be conferred will survive the death or incapacity of such Shareholder.

Section 4.3           No Third Party Beneficiaries. Nothing in this Irrevocable Proxy, express or implied, is intended or shall be construed to create any third party beneficiaries (except that the Special Committee shall be a third-party beneficiary of this Irrevocable Proxy in respect of all rights and powers afforded to the Special Committee hereunder).

Section 4.4           Notices. All notices, requests, claims, demands and other communications hereunder shall be given in accordance with Section 8.8 of the Reclassification Agreement.

Section 4.5           Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Irrevocable Proxy shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause or permit the application of Laws of any jurisdictions other than those of the State of New York. Each of the parties hereto (A) irrevocably and unconditionally submits to the exclusive personal jurisdiction of the courts of the State of New York sitting in New York County, or, if that court does not have jurisdiction, a state or federal court sitting in New York, New York (and in each case, any appellate courts thereof) in any action or proceeding arising out of or relating to this Irrevocable Proxy, (B) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (C) irrevocably and unconditionally agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (D) agrees not to bring any action or proceeding arising out of or relating to this Irrevocable Proxy in any other court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably and unconditionally waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.8 of the Reclassification Agreement. Nothing in this Section 4.5, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS IRREVOCABLE PROXY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS IRREVOCABLE PROXY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 4.5.

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Section 4.6           Entire Agreement. The Reclassification Agreement (including the schedules, exhibits and annexes attached thereto) and this Irrevocable Proxy constitute the entire agreement among the parties, and supersede all prior agreements, understandings, arrangements or representations, by or among the parties, written and oral, with respect to the subject matter hereof.

Section 4.7           Amendments. This Irrevocable Proxy may not be altered, amended or supplemented, except by an agreement in writing signed by each of the parties hereto; provided, that the Company shall not agree to amend this Irrevocable Proxy unless and until such amendment is approved by the Special Committee.

Section 4.8           Severability. If any term or other provision of this Irrevocable Proxy is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Irrevocable Proxy shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Irrevocable Proxy so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 4.9           Counterparts. This Irrevocable Proxy may be executed in any number of counterparts (including by facsimile, portable document format (.pdf) or other electronic transmission), each of which shall be an original, and which together shall constitute one and the same Irrevocable Proxy.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Irrevocable Proxy to be duly executed and delivered as of the date first written above.

COMPANY:

MSC INDUSTRIAL DIRECT CO., INC.

By:
Name:
Title:

SHAREHOLDER:

MITCHELL JACOBSON

SHAREHOLDER:

ERIK GERSHWIND

SHAREHOLDER:

MARJORIE GERSHWIND FIVERSON

SHAREHOLDER:

STACeY BENNETT

[Signature page to Irrevocable Proxy]

SHAREHOLDER:

MSM 2019 TRUST

By:
Name:
Title:

[Signature page to Irrevocable Proxy]

Annex D

Form of Third Amended and Restated By-Laws

AGREED FORM

THIRD AMENDED AND RESTATED

BY-LAWS

OF

MSC INDUSTRIAL DIRECT CO., INC.

(as of [_______________], 2023)

1.	MEETINGS OF SHAREHOLDERS.

1.1.	Annual Meeting. The annual meeting of shareholders of MSC Industrial Direct Co., Inc. (the “Corporation”) shall be held on a date determined by the board of directors of the Corporation (the “Board”) or as soon thereafter as practicable, and shall be held at a place and time determined by the Board. The Board may postpone, reschedule, recess or cancel any previously scheduled annual meeting of shareholders.

1.2.	Special Meetings. Special meetings of the shareholders of the Corporation may be called at any time only (a) by resolution of the Board, (b) by the Chief Executive Officer, or (c) by the holders of at least 50% of the outstanding voting stock entitled to vote delivering a request to the secretary of the Corporation (the “Secretary”), which request shall state the purpose(s) of the meeting to be called. The Secretary shall provide notice to the shareholders of the purpose(s) of the special meeting prior to the meeting and only business related to the purpose(s) set forth in the notice of the meeting (or any supplement thereto) may be transacted at such special meeting. The Board may postpone, reschedule, recess or cancel any previously scheduled special meeting of shareholders.

1.3.	Place of Meetings. Meetings of the shareholders may be held in or outside New York State, and may be conducted solely or partially by means of electronic communication.

1.4.	Notice of Meeting; Waiver of Notice. Written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any shareholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required by law. Each notice of a meeting shall be given, personally, by mail or by electronic transmission, not less than 10 nor more than 60 days before the date of the meeting and shall state the place, date and time of the meeting and the means of electronic communication, if any, by which shareholders and proxyholders may participate in the proceedings of the meeting and vote or grant proxies at such meeting and, unless it is the annual meeting, shall state at whose direction the meeting is called and the purpose(s) for which it is called. If mailed, notice is given when deposited in the mail, with postage thereon prepaid, directed to the shareholder at such shareholder’s address as it appears on the Corporation’s records. If given by electronic transmission, such notice is given when directed to the shareholder’s electronic mail address. The attendance of any shareholder at a meeting, without protesting before the end of the meeting the lack of notice of the meeting, shall constitute a waiver of notice of such meeting.

1.5.	Quorum. The presence in person or by proxy of the holders of a majority of the shares then entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, in the absence of all the shareholders, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken which might have been taken at the meeting as originally called.

1.6.	Voting; Proxies. Corporate action to be taken by shareholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of shareholders (which shall include votes “for” and “against,” but exclude “abstentions” and “broker non-votes”), except as otherwise provided by law or by Section 1.7 of these by-laws (these “By-Laws”) and subject to Article FOURTH B. (II) of the Restated Certificate of Incorporation of the Corporation of the Corporation, as further amended or restated (the “Certificate of Incorporation”). Directors shall be elected in the manner provided in Section 2.1 of these By-Laws. Voting need not be by ballot unless requested by a shareholder at the meeting or ordered by the chair of the meeting. Every proxy must be signed by the shareholder or the shareholder’s attorney-in-fact. No proxy shall be valid after 11 months from its date unless it provides otherwise.

1.7.	Action by Shareholders Without a Meeting. Any shareholder action may be taken without a meeting if written consent to the action is signed by all the shareholders entitled to vote on the action.

1.8.	Director Nominations and Business Proposals at Meetings of Shareholders.

(a)	Annual Meeting of Shareholders.

(i)	No nominations of persons for election to the Board or proposals of business other than nominations may be transacted at an annual meeting of shareholders, unless such nominations or other business are either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (B) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or (C) otherwise properly brought before the annual meeting by any shareholder of the Corporation (1) who is a shareholder of record on the date of the giving of the notice provided for in this Section 1.8, on the record date for the determination of shareholders entitled to notice of, and to vote at, such annual meeting and at the time of such annual meeting, (2) who is entitled to vote at such annual meeting, and (3) who complies with the notice procedures set forth in this Section 1.8.

(ii)	In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a shareholder of record pursuant to clause (C) of paragraph (a)(i) of this Section 1.8, the shareholder of record bringing the notice (the “Noticing Shareholder”) must have delivered (as defined below) timely notice thereof in proper written form to the Secretary at the principal executive offices of the Corporation, and any such proposed business other than nominations of persons for election to the Board must constitute a proper matter for shareholder action. To be timely, the Noticing Shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business (as defined below) on the 90th day nor earlier than the Close of Business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the immediately preceding annual meeting of shareholders, notice by the Noticing Shareholder in order to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to the annual meeting and not later than the Close of Business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement (as defined below) of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment, recess, rescheduling or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a Noticing Shareholder’s notice. Notwithstanding anything in this paragraph (a)(ii) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director proposed by the Board or specifying the size of the increased Board at least 10 days prior to the last day a Noticing Shareholder may deliver a notice of nominations in accordance with the second sentence of this paragraph (a)(ii), a Noticing Shareholder’s notice required by this Section 1.8(a) shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 10th day following the day on which a public announcement of such increase is first made by the Corporation.

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(iii)	To be in proper written form, the Noticing Shareholder’s notice must also set forth:

(A)	as to each person whom the Noticing Shareholder proposes to nominate for election or re-election as a director (1) the name, age, business address and residence address of the person, (2) a complete biography and statement of such person’s qualifications, including the principal occupation or employment of the person (at present and for the past five years), (3) the Specified Information (as defined below) for the person and any immediate family member (as defined below) of the person, or any affiliate or associate (each, as defined below) of the person, or any person acting in concert therewith, (4) a complete and accurate description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) existing presently, that existed during the past three years or that were offered during the past three years (whether accepted or declined), and any other material relationships, between or among the Holders or any Shareholder Associated Person (each, as defined below), on the one hand, and the person, and any immediate family member of the person, and the person’s respective affiliates and associates, or others acting in concert therewith, or any other person or persons, on the other hand (including the names of such persons), and all biographical, related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), if any Holder or any Shareholder Associated Person was the “registrant” for purposes of such rule and such person was a director or executive officer of such registrant, (5) any other information relating to the person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a proposed nominee of the Noticing Shareholder and to serving as a director if elected), and (6) a completed and signed questionnaire, representation and agreement and any and all other information required by paragraph (a)(v) of this Section 1.8;

(B)	as to any other business that the Noticing Shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation, and/or these By-Laws, the text of the proposed amendment(s)), and (3) a description of all agreements, arrangements and understandings (whether written or oral) between each Holder and any Shareholder Associated Person and any other person or persons (including such persons’ names) in connection with the proposal of such business by the Noticing Shareholder and any material interest of each such Holder or any Shareholder Associated Person in such business.

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(C)	as to the Noticing Shareholder and any beneficial owner on whose behalf the nomination is being made or the other business is being proposed (collectively with the Noticing Shareholder, the “Holders” and, each, a “Holder”): (1) the name and address of each Holder, as the name and address appear on the Corporation’s books, and the name and address of any Shareholder Associated Person, (2) (aa) the class or series and number of shares of capital stock or other securities of the Corporation which are, directly or indirectly, held of record or owned beneficially by each Holder or any Shareholder Associated Person (provided that, for the purposes of this Section 1.8, any such person shall in all events be deemed to beneficially own any class or series of shares of capital stock or other securities of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both)), (bb) any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock or other securities of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of capital stock or other securities of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of capital stock or other securities of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of capital stock or other securities of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of capital stock or other securities of the Corporation through the delivery of cash or other property, or otherwise, and without regard to whether the Holder or any Shareholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any class or series of shares of capital stock or other securities of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned or held, including beneficially, by each Holder or any Shareholder Associated Person, (cc) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder or any Shareholder Associated Person has any right to vote or has granted a right to vote any class or series of shares of capital stock or other securities of the Corporation, (dd) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Shareholder Associated Person, on the one hand, and any person acting in concert therewith, on the other hand, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of capital stock or other securities of the Corporation by, manage the risk of price changes for, or increase or decrease the voting power of, such Holder or any Shareholder Associated Person with respect to any class or series of shares of capital stock or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of capital stock or other securities of the Corporation (any of the foregoing, a “Short Interest”), and any Short Interest held by each Holder or any Shareholder Associated Person within the last 12 months in any class or series of shares of capital stock or other securities of the Corporation, (ee) any rights to dividends or payments in lieu of dividends on shares of capital stock of the Corporation owned beneficially by each Holder or any Shareholder Associated Person that are separated or separable from the underlying shares of capital stock or other securities of the Corporation, (ff) any proportionate interest in any class or series of shares of capital stock or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which any Holder or any Shareholder Associated Person is a general partner or directly or indirectly beneficially owns an interest in a general partner of a general or limited partnership, or is the manager or managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity, (gg) any performance-related fees (other than an asset-based fee) that each Holder or any Shareholder Associated Person is or may be entitled to based on any increase or decrease in the price or value of any class or series of shares of capital stock or other securities of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by immediate family members sharing the same household of such Holder or any Shareholder Associated Person, (hh) any direct or indirect legal, economic or financial interest (including a Short Interest) of each Holder or any Shareholder Associated Person in the outcome of (I) any vote to be taken at any annual or special meeting of shareholders of the Corporation, or (II) any meeting of shareholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these By-Laws, (ii) any direct or indirect legal, economic or financial interest or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by each Holder or any Shareholder Associated Person, (jj) any direct or indirect interest of each Holder or any Shareholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (kk) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Shareholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any affiliate of the Corporation, or any officer, director or employee of such affiliate (subclause (a)(iii)(C)(2) of this Section 1.8 shall be referred to as the “Specified Information”), (3) a representation by the Noticing Shareholder that such shareholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting, will continue to be a shareholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business, (4) any other information relating to each Holder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the election of directors in a contested election and/or the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (5) a representation by the Noticing Shareholder as to whether any Holder and/or any Shareholder Associated Person intends or is part of a group which intends: (aa) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the proposed nominee or to approve or adopt the other business being proposed, and/or (bb) otherwise to solicit proxies from shareholders in support of such nomination or other business, (6) a certification by the Noticing Shareholder that each Holder and any Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares of capital stock or other securities of the Corporation and/or such person’s acts or omissions as a shareholder of the Corporation, (7) the statement required by Rule 14a-19(b)(3) of the Exchange Act (or any successor provision), (8) the names and addresses of other shareholders (including beneficial owners) known by any Holder, proposed nominee or Shareholder Associated Person to support such nominations and/or proposals, and, to the extent known, the class or series and number of shares of capital stock or other securities of the Corporation which are, directly or indirectly, held of record or owned beneficially by each such other shareholder or beneficial owner, and (9) a representation by the Noticing Shareholder as to the accuracy of the information set forth in the notice.

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(iv)	The Corporation may also, as a condition to any such nomination or business being deemed properly brought before a meeting of shareholders, require any Holder or any proposed nominee to deliver to the Secretary, within five Business Days (as defined below) of any such request, such other information as may reasonably be requested by the Corporation, including (A) such other information as may reasonably be required by the Board, in its sole discretion, to determine (1) the eligibility of any such proposed nominee to serve as a director of the Corporation, and (2) whether any such proposed nominee qualifies as an “independent director” or “audit committee financial expert,” or otherwise meets heightened standards of independence, under applicable law, securities exchange rule or regulation or any publicly disclosed corporate governance guideline or committee charter of the Corporation, and (B) such other information that the Board determines, in its sole discretion, could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of any such proposed nominee.

(v)	In addition to the other requirements of this Section 1.8, each person who a Noticing Shareholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 1.8) to the Secretary at the principal executive offices of the Corporation (A) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any shareholder of record identified by name within five Business Days of such written request), and (B) a written representation and agreement (in the form provided by the Secretary upon written request of any shareholder of record identified by name within five Business Days of such written request) that such person (1) is not and will not become a party to (aa) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (solely for purposes of this Section 1.8, a “Voting Commitment”) that has not been disclosed to the Corporation, or (bb) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (4) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation.

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(b)	Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board, (ii) (A) by a shareholder of record who validly requested a special meeting of shareholders pursuant to Section 1.2 of these By-Laws, or, (B) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who, in the event of (A) or (B), (1) is a shareholder of record on the date of the giving of the notice provided for in this Section 1.8, on the record date for the determination of shareholders entitled to notice of, and to vote at, such special meeting and at the time of such special meeting, (2) is entitled to vote at such special meeting, and (3) complies with the notice procedures set forth in this Section 1.8. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any Noticing Shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Noticing Shareholder’s notice as required by Section 1.8(a) (including the completed and signed questionnaire, representation and agreement and any and all other information required by paragraph (a)(v) of this Section 1.8) shall be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not earlier than the Close of Business on the 120th day prior to the special meeting and not later than the Close of Business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, recess, rescheduling or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Noticing Shareholder’s notice as described above.

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(c)	General.

(i)	Only such persons who are nominated in accordance with the procedures set forth in subsections (a) and (b) of this Section 1.8 (in the case of an annual or special meeting) shall be eligible for election to serve as directors and only such other business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.8. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chair of the Board shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-Laws (including whether the Noticing Shareholder or other Holder, if any, on whose behalf the nomination is being made or other business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Noticing Shareholder’s nominee or other business in compliance with such shareholder’s representation as required by clauses (C)(5) and (C)(7) of paragraph (a)(iii) of this Section 1.8). If any proposed nomination or other business was not made or proposed in compliance with these By-Laws, the chair of the meeting of shareholders shall have the power and duty to declare to the meeting that any such nomination or other business was not properly brought before the meeting and in accordance with the provisions of these By-Laws, and that such nomination or other business not properly brought before the meeting shall be disregarded and/or shall not be transacted.

(ii)	Nothing in these By-Laws shall be deemed to affect any rights (A) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances, or (B) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that shareholder’s request to include proposals in the Corporation’s proxy statement.

(iii)	In addition, to be considered timely, a Noticing Shareholder’s notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five Business Days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight Business Days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. In addition, if the Noticing Shareholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Shareholder shall deliver to the Corporation not later than eight Business Days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these By-Laws shall not (x) limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, (y) extend any applicable deadlines hereunder or (z) enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of shareholders.

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(iv)	Notwithstanding anything to the contrary in these By-Laws, if the Noticing Shareholder (or a qualified representative of the Noticing Shareholder) does not appear at the annual or special meeting of shareholders, as applicable, to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.8, to be considered a “qualified representative” of the Noticing Shareholder, a person must be authorized by a document authorizing another person or persons to act for such shareholder as proxy at the meeting of shareholders and such person must produce the document or a reliable reproduction of such document at the meeting of shareholders. A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the shareholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which such inspectors or such persons relied.

(v)	For purposes of these By-Laws,

(A)	“affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(B)	“associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(C)	“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or Melville, New York are authorized or obligated by law or executive order to close;

(D)	“Close of Business” on a particular day means 5:00 p.m. local time at the principal executive offices of the Corporation, and, if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;

(E)	“delivered” means, solely for purposes of this Article 1, both (1) hand delivery, overnight courier service or sent and received by certified or registered mail, return receipt requested, in each case, to the Secretary at the principal executive offices of the Corporation, and (2) electronic mail to the Secretary;

(F)	“immediate family member” means a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and anyone (other than a tenant or employee) sharing the household of such person;

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(G)	“public announcement” means disclosure (1) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, as reported by the Dow Jones News Service, Associated Press or a comparable national news service, or is generally available on internet news sites, or (2) in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(H)	“Shareholder Associated Person” of any Holder means (1) any person acting in concert with such Holder, (2) any person controlling, controlled by or under common control with such Holder or any of the Holder’s respective affiliates and associates (each, as defined in Rule 12b-2 under the Exchange Act), or any person acting in concert therewith, and (3) any immediate family member of such Holder or an affiliate or associate of such Holder.

1.9.	Conduct of Meetings. The Board may, to the extent not prohibited by law, adopt such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may, to the extent not prohibited by law, include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting for shareholders of record of the Corporation, a shareholder of record’s duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. The chair of the meeting’s rulings on procedural matters shall be final. Unless and to the extent determined by the Board or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall have the power, right and authority to convene, recess or adjourn any meeting of shareholders.

2.	BOARD OF DIRECTORS.

2.1.	Number, Qualification, Election and Term of Directors. The business of the Corporation shall be managed by the Board, which shall consist of at least three directors. The number of directors may be changed by resolution of a majority of the entire Board, but no decrease may shorten the term of any incumbent director. Nominees for director shall be elected at each annual meeting of shareholders in the manner provided in the Certificate of Incorporation and the directors shall hold office until the next annual meeting of shareholders and until the election of their respective successors. For purposes of determining the applicable voting standard in an election of directors, “Contested Election” shall mean any meeting of shareholders for the election of one or more directors to the Board at which a quorum is present and for which (a) the Secretary receives notice that one or more shareholders has proposed to nominate one or more persons for election or re-election to the Board, which notice purports to be in compliance with the advance notice requirements for shareholder nominations set forth in Section 1.8 of Article 1 of these By-Laws, irrespective of whether the Board at any time determines that any such notice is not in compliance with such requirements, and (b) each such nomination has not been formally and irrevocably withdrawn by the applicable shareholder on or prior to the date that is 10 days in advance of the date that the Corporation gives notice of the meeting to the shareholders.

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2.2.	Quorum and Manner of Acting. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.8 of these By-Laws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these By-Laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

2.3.	Place of Meetings. Meetings of the Board may be held in or outside New York State, and may be conducted solely or partially by means of electronic communication.

2.4.	Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and the consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of shareholders and at the same place, or (b) as soon as practicable after the annual meeting of shareholders, on notice as provided in Section 2.6 of these By-Laws. Regular meetings of the Board may be held without notice at such places, dates and times as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held the next business day.

2.5.	Special Meetings. Special meetings of the Board may be called by the Chair of the Board, a majority of the Board or the Chief Executive Officer of the Corporation.

2.6.	Notice of Meetings; Waiver of Notice. Notice of the place, date and time of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of shareholders and at the same place, shall be given to each director by mailing it to such director’s residence or usual place of business at least two days before the date of the meeting or by telephone or electronic transmission at least 24 hours before the meeting. Notice of a special meeting shall also state the purpose(s) for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting the lack of notice to such person, either before the meeting or when it begins. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

2.7.	Resignation and Removal of Directors; Conditional Resignation. Any director may resign at any time. Any or all of the directors may be removed at any time, either with or without cause, by a majority of the votes cast by the holders of shares entitled to vote thereon, and any of the directors may be removed for cause by the Board. The Board has established procedures set forth in the Board Corporate Governance Guidelines pursuant to which a director standing for election or re-election in an uncontested election must tender a resignation conditioned on such director’s failure to receive the requisite vote.

2.8.	Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term only by a majority vote of the Board, even if the number of directors then in office is less than a quorum.

2.9.	Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation or its affiliates or subsidiaries in other capacities, subject to limitations applicable to independent directors pursuant to securities laws and/or regulations of any stock exchange on which the Corporation’s securities are listed.

2.10.	Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or of the committee of the Board shall be filed with the minutes of the proceedings of the Board or of the committee. The written consent of a member of the Board or of any committee of the Board may be made electronically.

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2.11.	Participation in Board or Committee Meetings by Electronic Communication. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of electronic communication by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting. The Board, in its sole discretion, may determine that a meeting shall be conducted solely or partially by means of electronic communication.

2.12.	Chair of the Board. From its members, the Board will annually elect a Chair of the Board to preside over meetings of the Board and of the shareholders. The Chair of the Board may or may not simultaneously serve as an officer of the Corporation. If the Chair of the Board does not simultaneously serve as an officer of the Corporation, the Chair of the Board will be designated the Non-Executive Chair of the Board.

3.	COMMITTEES.

3.1.	Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of three or more directors of the Corporation which shall have all the authority of the Board, except as otherwise provided in the resolution or by law, and which shall serve at the pleasure of the Board. All actions of the Executive Committee shall be reported to the Board at its next meeting. The Executive Committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

3.2.	Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate one or more other committees of directors of the Corporation to serve at the Board’s pleasure, with such powers and duties as the Board determines. Any committee, to the extent permitted by law and to the extent provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board when required.

4.	OFFICERS.

4.1.	General. The executive officers of the Corporation shall be chosen by the Board and shall include a chief executive officer, a president, one or more vice presidents (including, one or more executive vice presidents and one or more senior vice presidents, if the Board so determines, in which event the Board shall determine whether a vice president reporting to an executive or senior vice president is also an executive officer of the Corporation), a chief financial officer, a secretary, a chief digital information officer, and such other officers as the Board shall determine. Any two or more offices may be held by the same person, except the offices of president and secretary may not be simultaneously held. The executive officers of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may require any officer to give security for the faithful performance of such officer’s duties.

4.2.	Election; Term of Office. The executive officers of the Corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election and qualification of such officer’s successor or until such officer’s earlier death, resignation or removal.

4.3.	Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers, and in certain cases, vice presidents), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

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4.4.	Resignation and Removal of Officers. Any officer may resign at any time. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed at any time by the Board either with or without cause.

4.5.	Vacancies. Any vacancy occurring in any office of the Corporation may be filled for the unexpired term by the Board.

4.6.	Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer, president and chief operating officer of the Corporation. Subject to the control and oversight of the Board, the Chief Executive Officer shall have general charge and supervision over the business affairs, operations and overall strategic direction of the Corporation and shall have such other powers and duties as the Board assigns to the Chief Executive Officer from time to time.

4.7.	Vice President. Each vice president shall have such powers and duties as the Board and/or the Chief Executive Officer assigns to each vice president from time to time.

4.8.	Chief Financial Officer. The Chief Financial Officer shall be in charge of the Corporation’s books and accounts. Subject to the control of the Board, the Chief Financial Officer shall have such other powers and duties as the Board and/or the Chief Executive Officer assigns to the Chief Financial Officer from time to time.

4.9.	Secretary. The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the shareholders, shall be responsible for giving notice of all meetings of the Board and of the shareholders, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, the Secretary shall have such other powers and duties as the Board and/or the Chief Executive Officer assigns to the Secretary from time to time. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

4.10.	Chief Digital Information Officer. The Chief Digital Information Officer shall be responsible for the Corporation’s computer systems and supporting information technology infrastructure, including, without limitation, hardware and software systems relating to the Corporation’s purchasing, sales, distribution, finance and management information reporting functions. Subject to the control of the Board, the Chief Digital Information Officer shall have such other powers and duties as the Board and/or the Chief Executive Officer assigns to the Chief Digital Information Officer from time to time.

4.11.	Salaries. The Board or an appropriate committee thereof may fix the officers’ salaries, if any, or it may authorize the Chief Executive Officer to fix the salary of any other officer, subject in any case to applicable requirements of the SEC and the New York Stock Exchange or such other exchange on which the Corporation’s securities may be listed.

5.	SHARES.

5.1.	Certificates. The Corporation’s shares may be certificated or uncertificated, as provided under the Business Corporation Law of the State of New York (the “Business Corporation Law”). Each shareholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation in the form approved by the Board. Each certificate shall be signed by the president or a vice president and by the Secretary or an assistant secretary, or the treasurer or an assistant treasurer, and shall be sealed with the Corporation’s seal or a facsimile of the seal. Where such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was such officer at the date of issue.

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5.2.	Transfers. Shares shall be transferable only on the Corporation’s books, upon surrender of the certificate for the shares if such shares are certificated, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

5.3.	Determination of Shareholders of Record. The Board may fix, in advance, a date as the record date for the determination of shareholders entitled to notice of or to vote at any meeting of the shareholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action.

6.	MISCELLANEOUS.

6.1.	Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation’s name and the year and state in which it was incorporated.

6.2.	Fiscal Year. The Board may determine the Corporation’s fiscal year. Until changed by the Board, the Corporation’s fiscal year shall end on the Saturday nearest August 31 of each year.

6.3.	Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the president or a vice president of the Corporation or by proxy or proxies appointed by such president or such vice president. The Board may, however, appoint some other person to vote the shares.

6.4.	Amendments. By-laws may be amended, repealed or adopted by the shareholders or by a majority of the entire Board, but any by-law adopted by the Board may be amended or repealed by the shareholders. If a by-law regulating elections of directors is adopted, amended or repealed by the Board, the notice of the next meeting of shareholders shall set forth the by-law so amended, repealed or adopted, together with a concise statement of the changes made.

7.	INDEMNIFICATION.

7.1.	Indemnification of Directors and Officers. Any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any person served in any capacity at the request of the Corporation, by reason of the fact that such person, or such person’s testator or intestate, is or was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) actually and necessarily incurred by such person as a result of such action or proceeding, or any appeal therein, to the full extent permissible under Sections 722, 723 and 725 of the Business Corporation Law.

Any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person, or such person’s testator or intestate, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against amounts paid in settlement and reasonable expenses (including attorneys’ fees) actually and necessarily incurred by such person in connection with the defense or settlement of such action, or in connection with any appeal therein, to the full extent permissible under Sections 722, 723 and 725 of the Business Corporation Law.

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7.2.	Contract of Indemnification. The provisions of Section 7.1 of these By-Laws shall be deemed a contract between the Corporation and each director and officer who serves in such capacity at any time while Section 7.1 of these By-Laws and the relevant provisions of the Business Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

7.3.	Nonexclusivity of Statutory Provisions for Indemnification of Directors and Officers. The indemnification and advancement of expenses granted pursuant to, or provided by, this Article 7 and the relevant provisions of the Business Corporation Law and other applicable law, if any, shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled by a resolution of shareholders, a resolution of directors, or an agreement providing for such indemnification; provided, however, that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that such director’s or officer’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such director or officer personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

7.4.	Indemnification of Other Persons. The Board, in its discretion, shall have power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was an employee of the Corporation.

8.	EXCLUSIVE FORUM.

8.1.	Unless the Corporation consents in writing to the selection of an alternative forum, the New York Supreme Court in the State of New York (or, if such court does not have subject matter jurisdiction thereof, the United States District Court for the Southern District of New York or, if such court also does not have subject matter jurisdiction thereof, such other federal district court or state courts located within the State of New York) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or shareholder of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the Business Corporation Law, the Certificate of Incorporation or these By-Laws (as either may be amended or restated) or as to which the Business Corporation Law confers jurisdiction on the state courts of the State of New York, or (d) any action asserting a claim governed by the internal affairs doctrine. This Section 8.1 shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim under federal securities laws (other than derivative actions brought to enforce any duty or liability created by the Exchange Act) for which the federal courts have exclusive federal or concurrent state and federal jurisdiction.

8.2.	Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

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Annex E

Form of Amended Board Corporate Governance Guidelines

AGREED FORM

MSC INDUSTRIAL DIRECT CO., INC.

BOARD OF DIRECTORS

CORPORATE GOVERNANCE GUIDELINES

(amended and restated on [_], 2023)

The following guidelines have been approved by the Board of Directors (the “Board”) of MSC Industrial Direct Co., Inc. (the “Company”) and, along with the Company’s certificate of incorporation, by-laws and Committee charters, these guidelines provide the framework for the Company’s corporate governance.

1.           Composition of the Board

The Board seeks a board of directors that, as a whole, possesses the mix and diversity of backgrounds, experiences, skills, expertise and qualifications necessary to support the current and future success of the Company and function effectively in light of the Company’s current and evolving business circumstances.

Directors should be persons who have a number of qualifications, including independence, knowledge, judgment, integrity, character, leadership skills, education, experience, financial literacy, standing in the community, and a sense of collegiality and cooperation that is conducive to a productive working relationship within the Board and between the Board and management. The Board also seeks Directors who have experience serving on the boards of directors and board committees of other public companies, which provides them with an understanding of current corporate governance practices and trends and executive compensation matters.

Directors should have the highest professional and personal ethics and values, a broad range of business experience and expertise, an understanding of the Company’s business, a high level of education, broad-based business acumen and the ability to think strategically.

The Nominating and Corporate Governance Committee annually reviews the background and qualifications of each Director, and conducts an assessment of the Board’s composition, in the context of the Board’s needs and objectives and the factors described above.

Non-management Directors should advise the Chairperson of the Nominating and Corporate Governance Committee sufficiently in advance of accepting an invitation to serve on another public company board to allow the Company to assess whether such service would raise competitive, legal, independence or time commitment issues. In addition, independent Directors should advise the Chairperson of the Nominating and Corporate Governance Committee of any changes in their circumstances, affiliations or relationships that may impact their designation by the Board as “independent.”

A Director should not serve on the boards of more than five public companies (including the Company) or, if the Director is an active Chief Executive Officer of another public company, on the boards of more than two public companies (including the Company), besides the company for which the director is Chief Executive Officer. A Director who serves on the Audit Committee should not serve on more than three public company audit committees, including the Audit Committee of the Company.

When a Director’s principal occupation or business association changes substantially from the position he or she most recently held, the Director shall notify the Nominating and Corporate Governance Committee. The Board, via the Nominating and Corporate Governance Committee, shall review the continued appropriateness of Board membership under these circumstances.

2.           Director Independence

It is the Board’s policy that a substantial majority of the members of the Board shall be independent Directors. For this purpose, a Director is deemed to be independent if he or she meets the independence requirements set forth in the listing standards of the New York Stock Exchange (“NYSE”). In making such independence determination, the Board shall broadly consider and assess all relevant facts and circumstances. The Board undertakes a review of Director independence on an annual basis and as events arise which may affect Director independence.

For a Director to be considered independent, the Board must determine that the Director does not have any material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In addition, a Director shall not be considered to be independent if:

(i)	within the last three years the Director was an employee of the Company or any of its subsidiaries, or an immediate family member was an executive officer of the Company;

(ii)	the Director or an immediate family member received, during any twelvemonth period within the last three years, more than $120,000 in direct compensation from the Company and its subsidiaries, other than director and committee fees and pension or other deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service);

(iii)	the Director or an immediate family member is a partner of the Company’s independent registered public accountant; the Director is a current employee of such firm; a member of the Director’s immediate family is an employee of such firm and personally works on the Company’s audit; or the Director or immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit;

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(iv)	such Director or an immediate family member is, or has been within the last three years employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)	the Director is a current employee, or has an immediate family member who is an executive officer, of a company that made payments to, or received payments from, the Company and its subsidiaries in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues in that fiscal year.

3.           Selection of Directors

Directors will be elected at the Annual Meeting of Shareholders for a one-year term, to serve until the next Annual Meeting of Shareholders and until his or her successor has been elected and qualified. If a Director is elected between Annual Meetings of Shareholders, such Director shall serve until the next Annual Meeting of Shareholders and until his or her successor has been elected and qualified.

The Nominating and Corporate Governance Committee is responsible for recommending to the Board (a) nominees for Board membership to fill vacancies or newly created positions and (b) the persons to be nominated by the Board for election by shareholders at the Company’s Annual Meeting of Shareholders, subject to the nomination rights provided to certain persons pursuant to Section 5.6(A) of the Reclassification Agreement, dated as of June 20, 2023, by and among the Company and the Shareholders named therein (the “Reclassification Agreement”). The Nominating and Corporate Governance Committee and the Board also consider recommendations made by shareholders, including recommendations made pursuant to Section 5.6(A) of the Reclassification Agreement. The Nominating and Corporate Governance Committee shall periodically identify and evaluate director candidates, including director candidates recommended by shareholders, and establish the procedures which apply to shareholders who wish to submit director candidates for such consideration by the Nominating and Corporate Governance Committee. The Company shall disclose this process in accordance with applicable Securities and Exchange Commission (“SEC”) and NYSE rules. The Nominating and Corporate Governance Committee considers all potential candidates regardless of the source of the recommendation.

The Board shall nominate for election or re-election as a director only candidates (including, for the avoidance of doubt, any director candidates nominated pursuant to the Reclassification Agreement) who have tendered in advance of such nomination an irrevocable conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next shareholders’ meeting at which they face re-election and (ii) the Board’s acceptance of such resignation; provided, that the irrevocable, conditional resignation of any director candidates nominated pursuant to the Reclassification Agreement will also include and be effective upon the occurrence of both (i) the triggering condition set forth in Section 5.6(A)(vii)(c) of the Reclassification Agreement and (ii) the Board’s acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly prior to their appointment to the Board, the same form of resignation tendered by other directors in accordance with these Corporate Governance Guidelines.

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If an incumbent director fails to receive the required vote for re-election, the Nominating and Corporate Governance Committee will act on an expedited basis to determine, taking into account the best interests of the Company and its shareholders, whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding whether to accept that resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

4.           Responsibilities of Directors

The Board seeks to promote the best interests of the Company and its shareholders, including overseeing management in the conduct of the Company’s business. In fulfilling this obligation, the Board regularly monitors the development and execution of management’s strategies and the effectiveness of its policies and decisions, including the identification and evaluation of its strengths, weaknesses, opportunities and risks. In addition to its duty to the Company’s shareholders, the Board also considers the interests of the Company’s other stakeholders, including customers, employees, suppliers and the communities in which the Company operates, all of whom are essential to the success of the Company’s business.

Directors are required to perform their duties as Directors, including as members of Board Committees, in good faith. In performing their duties, Directors are entitled to rely on information, reports and statements prepared or presented by management, outside professionals and experts and Board Committees on which they do not serve. The Directors shall be entitled to have the Company purchase directors’ and officers’ liability insurance on their behalf and to be indemnified to the fullest extent permitted by law and the Company’s certificate of incorporation and by-Laws.

Directors are expected to prepare for, attend and participate actively and constructively in meetings of the Board and Committees on which they serve. Directors are expected to read material that is distributed in advance of any Board or Committee meeting.

Directors are expected to become and remain well-informed about the Company’s business, performance, operations and management; general business, industry and economic trends affecting the Company; and principles and practices of sound corporate governance.

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It is expected that new Directors will participate in an orientation program concerning the Company and its operations after joining the Board. All Directors shall participate in continuing education programs to maintain the necessary level of expertise, the cost of which shall be borne by the Company. In addition, presentations of governance topics of interest shall be periodically made to the Board.

A Director shall not participate in the discussion of or decision on any matter in which he or she has a personal, business or professional interest other than his or her interest as a shareholder of the Company. Directors shall promptly inform the Chair of the Nominating and Corporate Governance Committee regarding any actual or potential conflict of interest. Directors are expected to comply with the Company’s Code of Business Conduct, including with respect to conflicts of interest.

5.           Board Leadership; Executive Sessions of Independent Directors

The roles of the Company’s Chief Executive Officer and Chair of the Board shall be separated and the Board shall appoint an independent Lead Director. The Chief Executive Officer is responsible for setting the strategic direction for the Company and for providing the day-to-day leadership over the Company’s operations, and the Chair of the Board sets the agenda for meetings of the Board and presides over Board meetings. The Lead Director schedules and presides over regularly scheduled executive sessions of the Board’s independent directors without members of management present. The Lead Director is also responsible for (i) making recommendations to the Board regarding the structure of Board meetings; (ii) recommending matters for consideration by the Board; (iii) determining appropriate materials to be provided to the Directors; (iv) serving as an independent point of contact for shareholders wishing to communicate with the Board; (v) assigning tasks to the appropriate Board committees with the approval of the Nominating and Corporate Governance Committee; and (vi) acting as a liaison between management and the independent Directors.

6.           Director Compensation

The key objective of the Company’s non-executive Directors’ compensation program is to attract and retain highly qualified directors with the necessary skills, experience and character to oversee the Company’s management. In addition, the compensation program is designed to align the interests of the Board with the long-term interests of the Company’s shareholders. The compensation program is also designed to recognize the time commitment, expertise and potential liability required of active Board membership. The Company compensates the non-executive Directors with a mix of cash and equity-based compensation. Directors who are also executives of the Company do not receive any compensation for their service on the Board.

7.           Board Committees and Committee Membership

There are three standing Committees of the Board: Audit; Compensation; and Nominating and Corporate Governance. The Board may, from time to time, establish or maintain additional committees as necessary or appropriate. The Nominating and Corporate Governance Committee shall recommend to the Board Committee assignments and the Chairs of Committees. Committees and their Chairs shall be appointed by the Board following the Annual Meeting of Shareholders. Each of the Committees shall have its own charter, which will be approved by the Board. The charters shall set forth the purposes, goals and responsibilities of the Committees. The charters shall also provide that each Committee shall annually evaluate its own performance. Each Committee Chair shall establish agendas and, subject to any requirements in the applicable Committee charter, set meetings at the frequency and length appropriate and necessary to carry out the Committee’s responsibilities. The Board shall have oversight of each Committee’s activities.

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The Audit, Compensation and Nominating and Corporate Governance Committees will be comprised exclusively of independent Directors as required by NYSE rules. In addition to meeting the independence requirements described in Section 2, members of the Audit Committee and the Compensation Committee must also satisfy the applicable independence requirements for members of such Committee set forth in the listing standards of the NYSE and the rules and regulations of the SEC.

Audit Committee

The purpose of the Audit Committee shall be to provide assistance to the Board in fulfilling its oversight responsibility relating to the (i) the preparation and integrity of the Company’s financial statements, (ii) the Company’s compliance with its ethics policies and legal and regulatory requirements, (iii) the Company’s independent registered public accounting firm’s qualifications, performance and independence, (iv) the performance of the Company’s internal audit function, and such other matters as set forth in its charter.

All members of the Audit Committee must be financially literate as defined under NYSE rules, and at least one member must be an “audit committee financial expert” as defined in Item 407 of SEC Regulation S-K.

Compensation Committee

The purpose of the Compensation Committee shall be to assist the Board in discharging its responsibilities relating to compensation of the Company’s executives and Directors, as set forth in its charter.

The Compensation Committee is responsible for reviewing and making recommendations to the Board with respect to the compensation of the non-executive Directors. The Compensation Committee’s policy is to engage a compensation consultant every year to conduct a full review and benchmarking (using the same peer group used to benchmark executive compensation) of the non-executive Directors’ compensation in order to ensure that Director compensation is in line with peer companies competing for director talent.

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In consultation with the Board, the Compensation Committee also has primary responsibility for overseeing and approving all compensation matters relating to, and setting the compensation levels of, the CEO and the Company’s other executive officers and senior officers. The Compensation Committee evaluates the performance of the CEO in light of the goals and objectives of the compensation programs and determines the CEO’s compensation based on the Compensation Committee’s evaluation of his or her performance.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee shall be to assist the Board in discharging its responsibilities with respect to issues of corporate governance and matters relating to service on the Board and its committees, as set forth in its charter, as well as assisting the Board in planning to address emergency CEO succession, CEO succession in the ordinary course of business and succession for key members of senior management.

8.           Board Oversight of the Company’s Enterprise Risk Management

The Board’s role in risk oversight involves both the full Board and its Committees. The full Board is responsible for the oversight of risk management and reviews the Company’s major financial, operational, cybersecurity, compliance, reputational and strategic risks, including steps to monitor, manage and mitigate such risks. In addition, each of the Board Committees is responsible for oversight of risk management practices for categories of risks relevant to its functions. The Audit Committee discusses with management the Company’s major financial risk exposures and the steps that have been taken to monitor and mitigate such exposures, including with respect to risk assessment and risk management. The Audit Committee is also responsible for oversight of cybersecurity risks, as well as the Company’s overall cybersecurity risk management program. Similarly, the Nominating and Corporate Governance Committee has oversight responsibility over governance and compliance matters as set forth in its charter, and the Compensation Committee has oversight responsibility for the Company’s overall compensation structure, including review of its compensation practices, in each case with a view to assessing associated risks. While the Board and its Committees are responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, the role of the Board and its Committees is limited to oversight and the Board and its Committees do not have primary responsibility with respect to the Company’s enterprise risk management.

9.           Evaluation of Board Performance

The Board shall assess its performance at least annually. This assessment shall include an evaluation of the Board’s performance as a whole and with respect to specific areas that the Board and/or senior management has previously identified and, to the extent deemed appropriate by the Board from time to time, evaluation of the performance of each Director. The Board’s assessment is designed to increase the effectiveness of the Board. The Nominating and Corporate Governance Committee is responsible for establishing procedures for conducting these evaluations.

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10.           Evaluation of Committees

Each Committee shall annually assess its performance to confirm that it is meeting its responsibilities under its charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of its charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings, and (e) the quality of written materials and presentations.

11.           Access to Management and Independent Advisors

Non-management Directors shall have access to individual members of management or to other employees of the Company on a confidential basis. Directors are expected to use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and does not inappropriately disclose any confidential or sensitive information in the possession of the Director. Directors are authorized to conduct independent investigations and to hire outside consultants or experts. The Board and each Committee of the Board has the authority to hire at the expense of the Company independent legal, financial or other advisors as they deem necessary.

12.           Shareholder Communications with Directors

Any shareholder or other interested party who desires to communicate with the Chair of the Board, Lead Director or non-management members of the Board may do so by writing to the Board. Communications may be addressed to the Chair of the Board, the Lead Director, an individual director, a Board committee, the nonmanagement Directors or the full Board. The Company shall provide information regarding the methods by which shareholders and other interested parties can communicate with Directors in accordance with applicable SEC rules.

13.           Confidentiality

The proceedings and deliberations of the Board and its Committees are confidential. Each Director shall maintain the confidentiality of information entrusted to such Director by the Company and any other confidential information about the Company that comes to such Director, from whatever source, in his or her capacity as a Director, except when disclosure is authorized by the Company or legally required (in which event of such legally required disclosure, the Director shall give notice to the Chair of the Board, the Lead Director and General Counsel a reasonable time in advance of any such anticipated disclosure, consult with the Company on the advisability of taking legally available steps to resist or narrow such disclosure and assist the Company, at the Company’s expense, in taking such steps).

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14.           Review of Corporate Governance Guidelines

The Nominating and Corporate Governance Committee shall periodically review and recommend changes to these Corporate Governance Guidelines to the Board, as appropriate. Each Director also may suggest changes to these Corporate Governance Guidelines for consideration by the Nominating and Corporate Governance Committee.

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Annex F

Form of Amended Nominating and Corporate Governance Committee Charter

AGREED FORM

MSC INDUSTRIAL DIRECT CO., INC.
Nominating and Corporate Governance
Committee Charter
(As amended)

I.              PURPOSE

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of MSC Industrial Direct Co., Inc. (the “Company”) is to assist the Board in discharging its responsibilities with respect to issues of corporate governance and matters relating to service on the Board and its committees. The Committee is directly responsible for:

•	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	recommending to the Board nominees for election at the annual meetings of shareholders, subject to the nomination rights provided to certain persons pursuant to Section 5.6(A) of the Reclassification Agreement, dated as of June 20, 2023, by and among the Company and the Stockholders named therein (the “Reclassification Agreement”);

•	developing and recommending to the Board corporate governance guidelines applicable to the Company;

•	reviewing and approving any related party transaction proposed to be entered into and if appropriate, ratifying any such transaction previously commenced and ongoing; and

•	overseeing the evaluation of the Board, Board committees and management.

The Committee annually will undertake an evaluation of its performance and report the results of such evaluation to the Board.

The Committee shall review this Charter on an annual basis and submit any recommended changes to the Board for approval.

Authority to Retain Advisers. In the course of its duties, the Committee has sole authority, at the Company’s expense, to engage and terminate consultants or search firms, as the Committee deems advisable, to identify director candidates, including the sole authority to approve the consultant’s or search firm’s fees and other retention terms. The Committee also has the authority, at the Company’s expense, to engage and terminate other advisers, including legal counsel, as the Committee deems appropriate to carry out its duties, including the sole authority to approve such other advisers’ fees and any other retention terms.

II.             COMPOSITION

The Committee shall be composed of two or more directors. Each director on the Committee will have such qualifications as the Board determines and shall meet the independence requirements of the New York Stock Exchange and any other applicable laws, including rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

The Board will appoint the members and the Chairperson of the Committee. Committee members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.           RESPONSIBILITIES

In addition to the purposes and responsibilities set forth elsewhere in this Charter, the Committee shall have the following responsibilities:

•	to periodically review the size, composition and leadership structure of the Board, as well as criteria for membership on the Board, and make recommendations to the Board with respect thereto;

•	to identify qualified individuals and review the qualifications of candidates for director, and recommend to the Board the nominees to be proposed by the Board for election as directors at the Company’s annual meeting of shareholders as well as to fill open seats between annual meetings;

•	to review and consider director candidates recommended by shareholders in compliance with procedures established by the Committee and the Reclassification Agreement;

•	to periodically review the Board’s policies regarding retirement and tenure in office of Directors and recommend any changes to the Board as the Committee may deem appropriate;

•	to review and make recommendations to the Board with respect to the size, structure, composition, leadership, criteria for membership and functions of the committees of the Board and recommend to the Board the members of and Chairperson of each committee after taking into consideration the qualifications of individual directors and the requirements of the New York Stock Exchange and applicable law;

•	to review and make recommendations to the Board with respect to the performance of the Board and its committees;

•	to annually review the background and qualifications of each director, and conduct an assessment of the Board’s composition, in the context of the Board’s needs and objectives, including consideration of Board diversity and director tenure, age, skills, background and experience;

•	to review and make recommendations to the Board with respect to the appointment of a lead director, and to review and make recommendations with respect to the responsibilities of the lead director, and any changes in such responsibilities as the Committee may deem appropriate;

•	to develop and recommend to the Board for its approval corporate governance guidelines; to periodically review such corporate governance guidelines and recommend to the Board any changes to the guidelines as the Committee may deem appropriate; and to oversee the application of such guidelines;

•	to periodically review and assist the Board in the succession planning for the Company’s senior executive officers, including emergency CEO succession, CEO succession in the ordinary course of business and succession for key members of senior management;

•	to periodically review and assess, and apprise and make recommendations to the Board with respect to, environmental, social, and governance (“ESG”) matters, including risks relating thereto;

•	to develop and recommend to the Board for its approval a related party transactions policy, which establishes policies and procedures for the review and approval of related party transactions; to periodically review such policy and recommend to the Board any changes to the policy as the Committee may deem appropriate; and to fulfill the responsibilities of the Committee under such policy, including reviewing and, if appropriate, approving any related party transaction proposed to be entered into and, if appropriate, ratifying any such transaction previously commenced and ongoing;

•	to establish a policy for shareholder communications with the Board, and a policy for shareholders to make nominations to the Board;

•	to periodically review the Company’s Code of Business Conduct, including the Code of Ethics for the Company’s Principal Executive Officer and Senior Financial Officers, make recommendations with respect thereto;

•·	to establish an orientation program for new directors; and

•	to establish a continuing education program for all directors of the Company.

IV.           ADMINISTRATIVE

The Committee shall meet at least four times per year and shall hold any additional meetings as may be called by the Chairperson of the Committee or a majority of the members of the Committee. Members of senior management or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. The Chairperson of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairperson will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee may meet via telephone conference calls. A majority of the members of the Committee shall constitute a quorum for all purposes. When appropriate, the Committee may form, and delegate authority to, subcommittees.

The Committee shall report regularly to the Board as to its activities.

Annex G

Form of Registration Rights Agreement

AGREED FORM

MSC INDUSTRIAL DIRECT CO., INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of June [●], 2023 among MSC Industrial Direct Co., Inc, a New York corporation (the “Company”), each of the Persons listed on the signature pages hereto under the caption “Holders” and each of the other persons executing a joinder agreement substantially in the form set forth in Exhibit B (collectively, the “Holders”). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1           Demand Registrations.

(a)           Requests for Registration. At any time and from time to time, the Holders may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”), if available (any such requested registration, a “Demand Registration”). The Holders may request that any Demand Registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and (if the Company is a WKSI at the time any such request is submitted to the Company or will become one by the time of the filing of such Shelf Registration) that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Each request for a Demand Registration must specify the approximate number or dollar value of Registrable Securities requested to be registered by the requesting Holders and (if known) the intended method of distribution. The Holders will be entitled to request an unlimited number of Demand Registrations for which the Company will pay all Registration Expenses, whether or not any such registration is consummated.

(b)           Notice to Other Holders. Within four (4) Business Days after receipt of any such request, the Company will give written notice of the Demand Registration to all other Holders and, subject to the terms of Section 1(e), will include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days (unless a longer period is agreed to by the requesting Holder) after the receipt of the Company’s notice.

(c)           Form of Registrations. All Long-Form Registrations will be underwritten registrations and must have an aggregate anticipated offering price of at least $75,000,000. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form.

(d)           Shelf Registrations.

(i)           For so long as a registration statement for a Shelf Registration (a “Shelf Registration Statement”) is and remains effective, the Holders will have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities pursuant to such registration statement (“Shelf Registrable Securities”); provided that the Holders shall, collectively, be limited to a total of one underwritten offering in any calendar year (unless the Company otherwise agrees to effect an additional underwritten offering during such calendar year) and the aggregate anticipated offering price of each underwritten offering is at least $75,000,000 (it being understood, for the avoidance of doubt, any Underwritten Block Trade shall not be considered un underwritten offering for the purposes of this Section 1(d)(i)). If the Holders desire to sell Registrable Securities pursuant to an underwritten offering, then the Holders may deliver to the Company a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that the Holders desire to sell pursuant to such underwritten offering (the “Shelf Offering”). As promptly as practicable, but in no event later than two (2) Business Days after receipt of a Shelf Offering Notice, the Company will give written notice of such Shelf Offering Notice to all other Holders of Shelf Registrable Securities that have been identified as selling shareholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering, which such notice shall request that each such Holder specify, within seven (7) days (unless a longer period is agreed to by the requesting Holder) after the Company’s receipt of the Shelf Offering Notice, the maximum number of Shelf Registrable Securities such Holder desires to be disposed of in such Shelf Offering. The Company, subject to Section 1(e) and Section 7, will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Company has received timely written requests for inclusion. The Company will, as expeditiously as possible (and in any event within fourteen (14) days after the receipt of a Shelf Offering Notice), but subject to Section 1(e), use its reasonable best efforts to consummate such Shelf Offering.

(ii)           If the Holders desire to engage in an underwritten block trade or bought deal pursuant to a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an “Underwritten Block Trade”), then notwithstanding the time periods set forth in Section 1(d)(i), the Holders may notify the Company of the Underwritten Block Trade not less than two (2) Business Days prior to the day such offering is first anticipated to commence. The Company will promptly notify other Holders of such Underwritten Block Trade and such notified Holders (each, a “Potential Participant”) may elect whether or not to participate no later than the next Business Day (i.e. one (1) Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by the requesting Holders), and the Company will as expeditiously as possible use its reasonable best efforts to facilitate such Underwritten Block Trade (which may close as early as two (2) Business Days after the date it commences). Any Potential Participant’s request to participate in an Underwritten Block Trade shall be binding on the Potential Participant.

(iii)          All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 1(d) shall be determined by the Holders, and the Company shall use its reasonable best efforts to cause any Shelf Offering to occur in accordance with such determinations as promptly as practicable.

(iv)          The Company will, at the request of the Holders, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the Holders to effect such Shelf Offering.

(e)           Priority on Demand Registrations and Shelf Offerings. The Company will not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the requesting Holder. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and (if permitted hereunder) other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities (if any), which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company will include in such offering (prior to the inclusion of any securities which are not Registrable Securities) the number of Registrable Securities requested to be included by any Holder which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder.

(f)            Restrictions on Demand Registration and Shelf Offerings.

(i)           The Company may postpone, for up to 60 days (or with the consent of the Holders, a longer period) from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to the Holders if the following conditions are met: (A) the Company determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving the Company and (B) upon advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law, and either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) such transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the registration statement (or such filings) to become effective or to promptly amend or supplement the registration statement on a post effective basis, as applicable. The Company may delay or suspend the effectiveness of a Demand Registration or Shelf Registration Statement pursuant to this Section 1(f)(i) only once in any twelve (12)-month period (for avoidance of doubt, in addition to the Company’s rights and obligations under Section 4(a)(vi)) unless additional delays or suspensions are approved by the Holders.

(ii)          In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in Section 1(f)(i) above or pursuant to Section 4(a)(vi) (a “Suspension Event”), the Company will give a notice to the Holders whose Registrable Securities are registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice must state generally the basis for the notice and that such suspension will continue only for so long as the Suspension Event or its effect is continuing. Each Holder agrees not to effect any sales of its Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. A Holder may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Holders promptly following the conclusion of any Suspension Event (and in any event during the permitted Suspension Period).

(g)           Selection of Underwriters. The requesting Holder will have the right to select the investment banker(s) and manager(s) to administer any underwritten offering in connection with any Demand Registration or Shelf Offering, subject to the consent, not to be unreasonably withheld or delayed, of the Company; provided that the Company may select the counsel for such lead underwriters that is acceptable to such underwriters and reasonably acceptable to the requesting Holder.

(h)           Other Registration Rights. Except as provided in this Agreement, the Company shall not, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder or prospective holder the right to include securities in any registration other than on a subordinate basis to the Registrable Securities in the Company held by the Holders.

(i)           Revocation of Demand Notice or Shelf Offering Notice.  At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing” of any offering relating to a Shelf Offering Notice, the Holders who initiated such Demand Registration or Shelf Offering may revoke or withdraw such notice of a Demand Registration or Shelf Offering Notice on behalf of all Holders participating in such Demand Registration or Shelf Offering without liability to such Holders (including, for the avoidance of doubt, the other Participating Holders), in each case by providing written notice to the Company. A notice of Demand Registration or Shelf Takedown that has been revoked or withdrawn shall count as one of the permitted underwritten Shelf Offerings permitted pursuant to Section 1(d) if such revocation or withdrawal (i) was not primarily caused by the Company’s breach of its obligations hereunder and (ii) is not in light of either (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has or had or is reasonably expected to have a material adverse effect on the Company or (B) any material adverse information concerning the Company that the Company had not publicly disclosed at least forty-eight (48) hours prior to such registration request or that the Company had not otherwise notified, in writing, the Holders prior to the time of such request.

(j)           Confidentiality. Each Holder agrees to treat as confidential the receipt of any notice hereunder (including notice of a Demand Registration, a Shelf Offering Notice and a Suspension Notice) and the information contained therein, and not to disclose or use the information contained in any such notice (or the existence thereof) without the prior written consent of the Company unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information is required by law or applicable legal process, (iii) such information is or becomes available to the public generally (other than as a result of disclosure by such Holder in breach of the terms of this Agreement), (iv) such information becomes available to such Holder on a non-confidential basis from a source other than the Company that does not breach a confidentiality obligation to the Company or (v) such information is independently developed by such Holder. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Holder shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure in accordance with applicable law.

Section 2           Piggyback Registrations.

(a)           Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (including primary and secondary registrations, and other than pursuant to an Excluded Registration) (a “Piggyback Registration”), the Company will give prompt written notice (and in any event within three (3) Business Days after the public filing of the registration statement relating to the Piggyback Registration) to all Holders of its intention to effect such Piggyback Registration and, subject to the terms of Section 2(b) and Section 2(c), will include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after delivery of the Company’s notice. Any Holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement, or if none, prior to the applicable registration statement becoming effective.

(b)           Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by any Holder which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(c)           Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s equity securities (other than pursuant to Section 1 hereof), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holder(s) initially requesting such registration, together with any Registrable Securities requested to be included in such registration, which, in the opinion of the underwriters, can be sold without any such adverse effect, (ii) second, the Registrable Securities requested to be included in such registration by any other Holder which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(d)           Right to Terminate Registration. The Company will have the right to terminate or withdraw any registration initiated by it under this Section 2, whether or not any holder of Registrable Securities has elected to include securities in such registration.

(e)           Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company shall select the legal counsel, investment banker(s) and manager(s) for the offering.

Section 3           Shareholder Lock-Up Agreements.

(a)           Reclassification Agreement Lock-Up. The parties hereto acknowledge and agree that the Reclassification Agreement imposes transfer restrictions, and any sale pursuant to a registration made pursuant to this Agreement shall comply with such restrictions (to the extent applicable).

(b)           Underwriter Lock-Up. In connection with any underwritten Public Offering, each Participating Holder will enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case with such modifications and exceptions as may be approved by the Participating Holders. Without limiting the generality of the foregoing, each Participating Holder hereby agrees, in connection with any Demand Registration, Shelf Offering or Piggyback Registration that is an underwritten Public Offering, not to (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be beneficially owned by such Holder in accordance with the rules and regulations of the SEC) (collectively, “Securities”), or any securities, options or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities or Other Securities, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Transaction”), or (iv) publicly disclose the intention to enter into any Sale Transaction, commencing on the date on which the Company gives notice to the Participating Holders that a preliminary prospectus has been circulated for such underwritten Public Offering or the “pricing” of such offering and continuing to the date that is 90 days following the date of the final prospectus in the case of any other such underwritten Public Offering (each such period, or such shorter period as agreed to by the managing underwriters, a “Holdback Period”). The Company may impose stop-transfer instructions with respect to any Securities or Other Securities subject to the restrictions set forth in this Section 3(b) until the end of such Holdback Period. Notwithstanding anything herein to the contrary, the Participating Holders shall not be required to agree not to offer, sell, contract to sell or otherwise dispose any Securities or Other Securities (i) to any of their spouses, their descendants (whether by blood or adoption), their descendants’ spouses (including any person married to one of their descendants at the time of such descendant’s death), the descendants of a spouse of their descendant (whether by blood or adoption), their siblings, the descendants of their siblings (whether by blood or adoption), or the estate of any of the foregoing persons; (ii) to charitable foundations, trusts, corporations, partnerships and limited liability companies organized and controlled by the Jacobson / Gershwind Family or Jacobson Family Investments, Inc.; (iii) to Jacobson / Gershwind Family trusts or other investment vehicles of the Jacobson / Gershwind Family which are for the benefit of any combination of the Persons described in clause (i) or (ii); (iv) by gift so long as such Covered Shares are held by a Jacobson / Gershwind Family charitable foundation or similar entity as of the date thereof and Transferred to a third party charitable foundation or similar entity to satisfy any commitments in respect of, and in an amount not to exceed, any pledges in existence or pending as of the date thereof; (v) in the event of a death during the Lock-Up Period of (w) both Mr. Mitchell Jacobson and Ms. Kathy Jacobson, (x) both Mr. Erik Gershwind and Ms. Jackie Gershwind, (y) both Ms. Stacey Bennett and Mr. Michael Bennett or (z) Ms. Marjorie Gershwind Fiverson, in each case solely to the extent such Transfers are required for liquidity purposes to pay estate taxes that become due under applicable law prior to the expiration of the Lock-Up Period; (vi) so long as (and to the extent) the proceeds of such Transfer are used to pay taxes upon the exercise of any stock options or vesting of any equity compensation awards under the Company’s 2015 Omnibus Incentive Plan or the Company’s 2023 Omnibus Incentive Plan; and (vii) solely with respect to Non-Family Controlled Trust Shares, the Participating Holders may Transfer such Non-Family Controlled Trust Shares to third party trustees of the Non-Family Controlled Trust, and such trustees of the Non-Family Controlled Trust holding shares of Common Equity received in exchange for shares of the Company’s Class B Common Stock, par value $0.001 per share, held within such trust as of the date thereof shall not be subject to the Transfer restrictions set forth in Section 5.6(B)(i) of the Reclassification Agreement; provided that the Participating Holders shall use reasonable best efforts to cause such trustees to comply with the Transfer restrictions set forth in Section 5.6(B)(i) of the Reclassification Agreement with respect to any Non-Family Controlled Trust Shares.

(c)           Company Holdback Agreement. The Company (i) will not file any registration statement for a Public Offering or cause any such registration statement to become effective, or effect any public sale or distribution of its Securities or Other Securities during any Holdback Period (other than as part of such underwritten Public Offering, or a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Other Securities) and (ii) will cause its directors and executive officers to agree not to effect any Sale Transaction during any Holdback Period, except as part of such underwritten registration (if otherwise permitted), unless approved in writing by the Participating Holders and the underwriters managing the Public Offering and to enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case with such modifications and exceptions as may be approved by the Participating Holders.

Section 4           Registration Procedures.

(a)           Company Obligations. Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(i)           prepare and file with (or submit confidentially to) the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (provided that before filing or confidentially submitting a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Participating Holders covered by such registration statement copies of all such documents proposed to be filed or submitted, which documents will be subject to the review and comment of such counsel);

(ii)          notify each Holder of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(iii)         prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv)          furnish, without charge, to each seller of Registrable Securities thereunder and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) (in each case including all exhibits and documents incorporated by reference therein), each amendment and supplement thereto, each Free Writing Prospectus and such other documents as such seller or underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such registration statement, each such amendment and supplement thereto, and each such prospectus (or preliminary prospectus or supplement thereto) or Free Writing Prospectus by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(v)          use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(vi)           notify in writing each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 1(f), if required by applicable law or to the extent requested by the Holders, the Company will use its reasonable best efforts to promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading and (D) if at any time the representations and warranties of the Company in any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct;

(vii)          (A) use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with FINRA, and (B) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(viii)         use reasonable best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(ix)            enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as the Holders, any underwriter, broker, placement agent or other agent reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making available the executive officers of the Company and participating in “road shows,” investor presentations, marketing events and other selling efforts, reasonably cooperating with the Holders in planning the marketing and distribution of such Registrable Securities and effecting a stock or unit split or combination, recapitalization or reorganization);

(x)           make available for inspection by any seller of Registrable Securities, any underwriter, broker, placement agent or other agent participating in any disposition or sale pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as will be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and the disposition of such Registrable Securities pursuant thereto;

(xi)            take all actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration or Shelf Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii)          permit any Holder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;

(xiv)          use reasonable best efforts to (A) make Short-Form Registration available for the sale of Registrable Securities and (B) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Equity included in such registration statement for sale in any jurisdiction use, and in the event any such order is issued, reasonable best efforts to obtain promptly the withdrawal of such order;

(xv)           use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvi)          cooperate with the Holders covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold (or arrange for book entry transfer of securities in the case of uncertificated securities), and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request at least two (2) Business Days prior to any proposed sale of Registrable Securities to the underwriters, brokers, placement agents or other agents;

(xvii)         if requested by any managing underwriter, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;

(xviii)        take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(xix)          cooperate with each Holder covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the shares of Common Equity are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;

(xx)            in the case of any underwritten offering, use its reasonable best efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;

(xxi)           use its reasonable best efforts to provide (A) a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement addressed to the Company addressing the validity of the Registrable Securities being offered thereby, (B) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Demand Registration or Shelf Offering, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the closing date of the applicable sale, (1) one or more legal opinions of the Company’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (2) one or more “negative assurances letters” of the Company’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities, in each case, addressed to the underwriters, if any, or, if requested, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (3) customary certificates executed by authorized officers of the Company as may be requested by any Participating Holder or any underwriter of such Registrable Securities;

(xxii)         if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xxiii)        if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;

(xxiv)        if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities; provided, that the Company will take all action necessary or appropriate to permit the resale of the Registrable Securities to continue uninterrupted as contemplated in the expiring Automatic Shelf Registration Statement, including by filing an additional Automatic Shelf Registration Statement relating to the Registrable Securities prior to the expiration of such Automatic Shelf Registration Statement; and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its reasonable best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective;

(xxv)         if requested by any Holder, cooperate with such Holder and with the managing underwriter or agent, if any, on reasonable notice to facilitate any Charitable Gifting Event and to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the underwritten offering if it so elects; and

(xxvi)        otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(b)           Automatic Shelf Registration Statements. If the Company files any Automatic Shelf Registration Statement for the benefit of the holders of any of its equity securities other than the Holders, and the Holders of Registrable Securities do not request that their Registrable Securities be included in such Shelf Registration Statement, the Company agrees that, at the request of any Holder, it will include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B in order to ensure that the Holders of Registrable Securities may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment. If the Company has filed any Automatic Shelf Registration Statement for the benefit of the holders of any of its equity securities other than the Holders, the Company shall, at the request of any Holder, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the holders of Registrable Securities may be added to such Shelf Registration Statement.

(c)           Additional Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing, as a condition to such seller’s participation in such registration.

(d)           Suspended Distributions. Each Person participating in a registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(vi), such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(a)(vi), subject to the Company’s compliance with its obligations under Section 4(a)(vi).

(e)           Other. To the extent that any of the Holders is or may be deemed to be an “underwriter” of Registrable Securities pursuant to any SEC comments or policies, the Company agrees that (i) the indemnification and contribution provisions contained in Section 6 shall be applicable to the benefit of such Holder in their role as an underwriter or deemed underwriter in addition to their capacity as a Holder and (ii) such Holder shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including without limitation receipt of customary opinions and comfort letters addressed to such Holder.

Section 5           Registration Expenses.

Except as expressly provided herein, all out-of-pocket expenses incurred by the Company in connection with the performance of or compliance with this Agreement and/or in connection with any Demand Registration, Piggyback Registration or Shelf Offering, whether or not the same shall become effective, shall be paid by the Company, including, without limitation: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other depositary and of printing prospectuses and Company Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed (or on which exchange the Registrable Securities are proposed to be listed in the case of the initial Public Offering), (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all fees and disbursements of legal counsel for the Company, (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xii) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay, and each Person that sells securities pursuant to a Demand Registration, Shelf Offering or Piggyback Registration hereunder will bear and pay, all fees and disbursement of the legal counsel for the Holders and all underwriting discounts and commissions applicable to the Registrable Securities sold for such Person’s account and all transfer taxes (if any) attributable to the sale of Registrable Securities.

Section 6           Indemnification and Contribution.

(a)           By the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law and without limitation as to time, each Holder, such Holder’s officers, directors employees, agents, fiduciaries, shareholders, managers, partners, members, affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”) caused by, resulting from, arising out of, based upon or related to any of the following (each, a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 6, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties or as otherwise agreed to in the underwriting agreement executed in connection with such underwritten offering. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by such seller.

(b)           By Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from (as determined by a final and appealable judgment, order or decree of a court of competent jurisdiction) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided that the obligation to indemnify will be individual, not joint and several, for each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c)           Claim Procedure. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties will have a right to retain one separate counsel, chosen by the majority of the conflicted indemnified parties involved in the indemnification and approved by the Holders, at the expense of the indemnifying party.

(d)           Contribution. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any Loss referred to herein, then such indemnifying party will contribute to the amounts paid or payable by such indemnified party as a result of such Loss, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) of this Section 6(d) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only such relative fault but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution will be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue (or, as applicable alleged) untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the Losses referred to herein will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)           Release. No indemnifying party will, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f)            Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its Subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 6 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 7           Cooperation with Underwritten Offerings. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the underwriters; provided that no Holder will be required to sell more than the number of Registrable Securities such Holder has requested to include in such registration) and (ii) completes, executes and delivers all questionnaires, powers of attorney, stock powers, custody agreements, indemnities, underwriting agreements and other documents and agreements required under the terms of such underwriting arrangements or as may be reasonably requested by the Company and the lead managing underwriter(s). To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3, Section 4 and/or this Section 7, the respective rights and obligations created under such agreement will supersede the respective rights and obligations of the Holders, the Company and the underwriters created thereby with respect to such registration.

Section 8           Successors, Assigns and Transferees. This Agreement may not be assigned without the prior written consent of the Company. Notwithstanding the foregoing, (i) each Holder may assign any of its rights, interests and obligations hereunder, in whole or in part, to any Family-Related Person who holds, or who becomes a holder of, Registrable Securities, and (ii) in the event of any such assignment, such assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned by executing a joinder (“Joinder”) substantially in the form set forth in Exhibit B. Notwithstanding the foregoing, any notice, request or demand to register Registrable Securities pursuant to a registration statement under the Securities Act pursuant to, and in accordance with, Section 1(a), Section 1(d) or Section 2(a) shall be deemed to include, and the Company shall register (subject to the limitations and conditions otherwise applicable to the Holder), any portion of such Registrable Securities that are transferred to any Family-Related Person prior to the execution of an underwriting agreement in connection with an underwritten offering, provided that the notice, request or demand described in Section 1(a), Section 1(d) or Section 2(a), as applicable, includes the identity of such Family-Related Person and the Registrable Securities held by such Family-Related Person to be included in such registration and the intended method of distribution thereof, and any other information reasonably requested by the Company and/or the managing underwriter(s) for inclusion in the applicable Registration Statement, prospectus, Free Writing Prospectus or any amendment thereof or supplement thereto.

Section 9           Rule 144. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company will:

(a)           for so long as it is subject to the periodic reporting obligations of the Exchange Act, make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b)           for so long as it is subject to the periodic reporting obligations of the Exchange Act, file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

(c)           furnish to the Holders forthwith upon request: (i) in the event the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act; (ii) in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as the Holders may reasonably request in availing themselves of any rule or regulation of the SEC allowing them to sell any such securities without registration; provided, however, that the Company shall be deemed to have furnished any such document if it shall have timely made such document available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System, or a successor system; and

(d)           cooperate with the Holders and the broker, placement agent or other agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold (or arrange for book entry transfer of securities in the case of uncertificated securities), and enable such Registrable Securities to be in such denominations and registered in such names as the broker, placement agent or other agent, if any, or such Holders may request at least two (2) Business Days prior to any proposed sale of Registrable Securities to the brokers, placement agents or other agents.

Section 10           General Provisions.

(a)           Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the Holders. The failure or delay of any Person to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement will not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b)           Remedies. The parties to this Agreement will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party will be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c)           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d)           Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e)           Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit and be enforceable by the Company and its successors and permitted assigns and the Holders and their respective successors and permitted assigns (whether so expressed or not).

(f)           Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications will be sent to the Company at the address specified on the signature page hereto or any Joinder and to any holder, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. The Company’s address is:

MSC Industrial Direct Co., Inc.
515 Broadhollow Road, Suite 1000
Melville, NY 11747
Attn: Neal Dongre, Vice President, General Counsel and Corporate Secretary
Email: dongren@mscdirect.com

With a copy to:

Moore & Van Allen, PLLC

100 North Tryon Street, Suite 4700

Charlotte, NC 28202

Attn:       D. Ryan Hart

Email:    ryanhart@mvalaw.com

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(g)           Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period will automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(h)           Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(i)           MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j)           CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k)           No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, will be had against any current or future director, officer, employee, general or limited partner or member of any Holder or any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l)           Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

(m)           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

(n)           Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.

(o)           Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p)           Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(q)           Dividends, Recapitalizations, Etc. If at any time or from time to time there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions hereof so that the rights and privileges granted hereby will continue.

(r)           No Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder, except as otherwise expressly provided herein.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MSC INDUSTRIAL DIRECT CO., INC.

By:

Its:

HOLDERS:

MITCHELL JACOBSON

By:
Its:
Address:

ERIK GERSHWIND

By:
Its:
Address:

MARJORIE GERSHWIND FIVERSON

By:
Its:
Address:

MSM 2019 TRUST

By:
Its:
Address:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

DEFINITIONS

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries will not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) will mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the recitals.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 1(a).

“Business Day” means a day that is not a Saturday or Sunday or a day on which banks in New York City are authorized or requested by law to close.

“Charitable Gifting Event” means any transfer by a Holder in connection with a bona fide gift to any Charitable Organization on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any underwritten offering.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Common Equity” means the Company’s Class A Common Stock, par value $0.001 per share. In the event of a Corporate Conversion, Common Equity will thereafter mean the common stock issued upon conversion or in exchange for the Company’s Common Equity.

“Company” has the meaning set forth in the preamble and shall include its successor(s).

“Covered Shares” has the meaning given to such term in the Reclassification Agreement.

“Demand Registrations” has the meaning set forth in Section 1(a).

“End of Suspension Notice” has the meaning set forth in Section 1(f)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Excluded Registration” means any registration (i) pursuant to a Demand Registration (which is addressed in Section 1(a)), or (ii) in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms.

“Family-Related Person” has the meaning given to such term in the Reclassification Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holdback Period” has the meaning set forth in Section 3(b).

“Holder” means each of the Persons listed on the signature pages hereto and any other holder of Registrable Securities who is a party to this Agreement (including by way of Joinder).

“Indemnified Parties” has the meaning set forth in Section 6(a).

“Jacobson / Gershwind Family” means Mr. Mitchell Jacobson, Mr. Erik Gershwind, Ms. Marjorie Gershwind Fiverson, Ms. Stacey Bennett and their relatives or spouses and relatives of such spouses, and the MSM 2019 Trust.

“Joinder” has the meaning set forth in Section 8.

“Lock-Up Period” has the meaning given to such term in the Reclassification Agreement.

“Long-Form Registrations” has the meaning set forth in Section 1(a).

“Losses” has the meaning set forth in Section 6(c).

“Non-Family Controlled Trust” has the meaning given to such term in the Reclassification Agreement.

“Non-Family Controlled Trust Share” has the meaning given to such term in the Reclassification Agreement.

“Participating Holders” means any Holder(s) participating in the request for a Demand Registration, Shelf Offering, Piggyback Registration or Underwritten Block Trade.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrations” has the meaning set forth in Section 2(a).

“Public Offering” means any sale or distribution by the Company, one of its Subsidiaries and/or Holders to the public of Common Equity or other securities convertible into or exchangeable for Common Equity pursuant to an offering registered under the Securities Act.

“Reclassification Agreement” means the Reclassification Agreement, dated as of June 20, 2023, by and among the Company and the Holders.

“Registrable Securities” means, as of any date of determination, (i) any Common Equity held (directly or indirectly) by any Holders or any of its Affiliates, and (ii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144, (c) sold in a private transaction (other than to another Holder or Family-Related Person) or (d) repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities, and the Registrable Securities will be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of Registrable Securities hereunder (it being understood that a holder of Registrable Securities may only request that Registrable Securities in the form of Common Equity be registered pursuant to this Agreement). Notwithstanding the foregoing, any Registrable Securities held by any Person that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 will be deemed not to be Registrable Securities.

“Registration Expenses” has the meaning set forth in Section 5.

“Rule 144”, “Rule 158”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 462” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.

“Sale of the Company” means any transaction or series of transactions pursuant to which any Person(s) or a group of related Persons in the aggregate acquires: (i)  Common Equity of the Company entitled to vote (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect directors with a majority of the voting power of the Company’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s Common Equity) or (ii) all or substantially all of the Company’s and its Subsidiaries’ assets determined on a consolidated basis; provided that a Public Offering will not constitute a Sale of the Company.

“Sale Transaction” has the meaning set forth in Section 3(b).

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning set forth in Section 3(b).

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shelf Offering” has the meaning set forth in Section 1(d)(i).

“Shelf Offering Notice” has the meaning set forth in Section 1(d)(i)

“Shelf Registration” has the meaning set forth in Section 1(a).

“Shelf Registrable Securities” has the meaning set forth in Section 1(d)(i).

“Shelf Registration Statement” has the meaning set forth in Section 1(d).

“Short-Form Registrations” has the meaning set forth in Section 1(a).

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Suspension Event” has the meaning set forth in Section 1(f)(ii).

“Suspension Notice” has the meaning set forth in Section 1(f)(ii).

“Suspension Period” has the meaning set forth in Section 1(f)(i).

“Transfer” has the meaning given to such term in the Reclassification Agreement.

“Violation” has the meaning set forth in Section 6(a).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

EXHIBIT B

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of __________________, 2023 (as amended, modified and waived from time to time, the “Registration Agreement”), among MSC Industrial Direct Co., Inc., a New York corporation (the “Company”), and the other persons named as parties therein (including pursuant to other Joinders). Capitalized terms used herein have the meaning set forth in the Registration Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned will be deemed for all purposes to be a Holder and the undersigned’s ____ shares of Common Equity will be deemed for all purposes to be Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, 20___.

Signature

Print Name

Address:

Agreed and Accepted as of

________________, 20___:

MSC INDUSTRIAL DIRECT CO., INC.

By:

Its:

B-1